           As filed with the Securities and Exchange Commission on October 24, 2003 Registration No. _________

-------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CYBERLUX CORPORATION
                (Name of registrant as specified in its charter)

                NEVADA                  3674                    91-2048978
   (State or Other Jurisdiction     (Primary Standard        (I.R.S. Employer
       of Incorporation          Industrial Classification  Identification No.)
       or Organization)               Code Number)

  50 Orange Road, PO Box 2010                      R/A's of America
  Pinehurst, North Carolina 28370                  PO Box 2259
  (910) 235-0066                                   Minden, Nevada 89423
                                                   (702) 888-2002

(Address and telephone number                   (Name, address, and telephone
of principal executive offices)                  number of agent for service)

                                   Copies to:

                               John W. Ringo, Esq.
                                 Attorney at Law
                              241 Lamplighter Lane
                               Marietta, GA 30067
                            Telephone: (770) 952-1904
                            Facsimile: (770) 952-0894

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------
                                         Proposed   Proposed
Title of                                 maximum    maximum         Amount
each class                     Amount    offering   aggregate       of
of securities                   to be    price per  offering        Registration
to be registered             registered  share(1)   price           Fee (2)
---------------------------------------------------------------------------------
Common stock                   5,000,000
$.001 par value

Common stock,                 1,277,648
$.001 par value to be sold
by selling shareholders
---------------------------------------------------------------------------------
TOTAL                         6,277,648   $0.21     $ 1,318,806        $ 106.69
---------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we used the average of the closing bid and asked prices on October 20,2003.

(3) Calculated using $80.90 per million dollars.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 24, 2003

                              CYBERLUX CORPORATION
                       6,277,648 SHARES OF COMMON STOCK


We may from time to time sell up to 6,000,000 shares of our common stock the selling shareholders may from time to time sell up to 1,527,648 shares of our common stock.

We and the selling shareholders may from time to time offer and sell our respective shares in the same offering or in separate offerings. We and the selling shareholders may offer and sell our respective shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYBL". On October 15, 2003 the last reported sale price of our common stock was $0.21 per share.

          THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is October 24, 2003.

                                TABLE OF CONTENTS


                                                                                 Page
                                                                                ------
PROSPECTUS SUMMARY ............................................................    5
THE OFFERING ..................................................................    6
SUMMARY CONSOLIDATED FINANCIAL INFORMATION ....................................    7
RISK FACTORS ..................................................................    8
FORWARD-LOOKING STATEMENTS ....................................................   13
SELLING STOCKHOLDERS ..........................................................   14
USE OF PROCEEDS ...............................................................   16
PLAN OF DISTRIBUTION ..........................................................   16
MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION ..........................................................   17
DESCRIPTION OF BUSINESS .......................................................   20
MANAGEMENT ....................................................................   25
DESCRIPTION OF PROPERTY .......................................................   29
LEGAL PROCEEDINGS .............................................................   29
PRINCIPAL SHAREHOLDERS ........................................................   31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................................   32
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
COMMON EQUITY AND OTHER SHAREHOLDER MATTERS ...................................   32
DESCRIPTION OF SECURITIES .....................................................   33
EXPERTS .......................................................................   34
LEGAL MATTERS .................................................................   34
AVAILABLE INFORMATION .........................................................   34
FINANCIAL STATEMENTS ..........................................................   F-1

              ---------------------------------------------------

We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2002, were contained in our Annual Report on Form 10-KSB.

As used in this prospectus, the terms "we," "us," "our," "the Company," and "Cyberlux" mean Cyberlux Corporation, a Nevada corporation. The term "selling shareholder" means selling shareholders of Cyberlux (all of whom are identified in this Registration Statement) all of which are offering to sell their shares of Cyberlux common stock which are being registered through this prospectus and the term "shares" means the shares of common stock registered by us through this prospectus.

The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. This is especially important in light of material subsequent events disclosed. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

OUR COMPANY

CYBERLUX CORPORATION (we, the "Company" or "Cyberlux") is a Nevada corporation and was incorporated on May 17, 2000. Our articles were amended on April 3, 2003, to authorize us to issue up to 100,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Our management founded the Company to design, develop, manufacture, market and sell advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements. The business of the Company is conducted through outsource relationships with specific professionals who are engaged based upon tasks in which they are credentialed specialists. Management decided from the outset that skills in industrial design, electrical engineering, injection mold development, packaging, product assembly, testing and delivery functions would, from an economic perspective, be best conducted through contract relationships with professional firms rather than through a large, diverse employee base. Although the diode illumination industry is in its infancy, these lighting systems offer the potential to make continued advancements in illumination technology. Light emitting diodes (LEDs) consume 90% less energy than their incandescent counterparts to produce a comparable lumen output. Fluorescent tubes are similar to incandescent bulbs in life light by virtue of the fact that both elements burn. Diodes do not burn. Instead, diodes convert electrical current to electromagnetic energy that produces light without heat. A lumen is a unit of measure used to determine light intensity. We believe that in electrochemical (battery powered) applications, this decrease in energy consumption positions our lighting solutions as a much more durable and reliable lighting source than other alternatives. In standard electrical current applications, the calculated life of diodes as lighting elements is over ten years versus hours for traditiona1 incandescent or fluorescent bulbs. The performance characteristics of diminutive energy consumption and extended life have prompted LED implementation in traffic lights and brake lights, and to a lesser degree in our area of focus, diode illumination.

Our principal place of business is located at 50 Orange Road, PO Box 2010, Pinehurst, North Carolina 28370 and our telephone number at that address is
(910) 235-0066.

                                  THE OFFERING

COMMON STOCK OFFERED                              6,277,648 shares

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)   8,037,849 shares

COMMON STOCK OUTSTANDING AFTER THE OFFERING (2)  14,315,497 shares




USE OF PROCEEDS
          We will use the net proceeds from the sale by us of common stock and preferred stock hereunder for general corporate purposes. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders. See "Use of Proceeds."

RISK FACTORS
          The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

DIVIDEND POLICY
          We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to find future growth.

OVER-THE-COUNTER
BULLETIN BOARD SYMBOL               CYBL

--------------------------------------------------------------------------------

(1)  Based on shares outstanding as of October 24, 2003.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.


-----------------------------------------------------------------------------------------------
                                                                                  THE YEAR
                                                                                    ENDED
                                                                               December 31, 2002

                          STATEMENT OF OPERATION DATA:

Revenues                                                                          $      --
Cost of Goods Sold                                                                       --
Management and consulting fees - related party                                        350,504
General and administrative expenses                                                   179,162
Total operating expenses                                                              603,184
(Loss) from operations                                                               (603,184)
Net (loss)                                                                           (700,104)
Net loss per share - basic and diluted                                            $      (.11)

-----------------------------------------------------------------------------------------------


                               BALANCE SHEET DATA:

                                  DECEMBER 31,
                                      2002
                                    (Audited)

Cash                                                                              $    26,086
Prepaid design services                                                                20,000
Accounts Receivable
Total Current Assets                                                                   46,086
                                                                                  ===========


Fixed Assets (Net of accumulated depreciation of $23,050)                              79,443
Other Assets:
Deposit                                                                                 8,614
                                                                                  -----------
Total Assets                                                                      $   134,143
                                                                                  ===========

Current Liabilities                                                               $    44,427
Accrued Interest                                                                       95,971
Other Accrued Liabilities
         Management fees payable - related party                                      546,508
         Short-term notes payable - shareholders                                      123,545
         Short-term notes payable                                                     365,000
                                                                                  -----------
Total current liabilities                                                         $ 1,175,451

Common stock                                                                            6,628
Additional paid-in capital                                                            745,593
Subscription receivable                                                                (2,500)
(Deficit)accumulated during development stage                                      (1,791,029)
                                                                                  -----------
Total Deficiency stockholders' equity                                              (1,041,308)
                                                                                  -----------
                                                                                  $   134,143
                                                                                  ===========

                                  RISK FACTORS

THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION IN THIS PROSPECTUS.

CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD- LOOKING STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS" ON PAGE 18.

INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS DOCUMENT, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risk related to our business

We have historically lost money and losses may continue in the future

We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $1,791,029 as of December 31, 2002. We incurred a net loss of $(700,104) or $(.11) per share for the year ended December 31, 2002. Future losses are likely to continue unless we successfully implement our revised business plan. Our independent auditors have noted that due to the substantial losses incurred during fiscal year 2002 and 2001, a working capital deficit as well as a stockholders deficit of $(1,041,308)raise substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent upon our ability to draw down the Equity Credit Line we have established with Cornell Capital Partners. If we incur any problems in drawing down our credit line, we may experience significant liquidity and cash flow problems. No assurances can be given that we will be successful in reaching or maintaining profitable operations. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We may need to raise additional capital to finance operations

We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowing from third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding

Our independent auditors have added in their audit reports for December 31, 2002 and 2001 a going concern statement. Our ability to continue as a going concern depends on our ability to obtain additional funding. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our common stock is deemed to be "Penny Stock" which may make it more difficult for investors to sell their shares due to suitability requirements

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

          With a price of less than $5.00 per share;

          That are not traded on a "recognized" national exchange;

          Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

          In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


We could fail to attract or retain key personnel which could cause time away from operations to recruit and train replacements

Our success largely depends on the efforts and abilities of our key executives and consultants, including Donald F. Evans, our President. The loss of the services of Mr. Evans could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Evans.

We may be unable to manage growth which could prevent our business from growing

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

          Implement changes in certain aspects of our business;

          Enhance our information systems and operations to respond to increased demand;

          Attract and retain qualified personnel; and Develop, train and manage an increasing number of management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Possible issuance of preferred stock could limit rights of holders of common stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"), with designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company.

Limited operating history anticipated losses; uncertainty of future results

We were incorporated in May, 2000 and therefore have a limited operating history upon which an evaluation of our Company and our prospects can be based. Our prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving products and methods which we intend to develop and market, and the acceptance of our business model. We will be incurring costs to: (i) design, develop, manufacture and market our products; (ii) to establish distribution relationships; and (iii) to build an organization. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected. We, therefore, cannot insure that we will be able to immediately generate sufficient revenues. We expect negative cash flow from operations to continue for the next 12 months as we continue to develop and market our business. If cash generated by operations is insufficient to satisfy our liquidity, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our stockholders. Our initial operations may not be profitable, since time will be required to build our business to the point that our revenues will be sufficient to cover our total operating costs and expenses. Our reaching a sufficient level of sales revenues will depend upon a large number of factors, including availability of sufficient working capital, the number of customer we are able to attract, and the costs of manufacturing and distributing our products.

Liquidity and working capital risks; Need for additional capital to finance growth and capital requirements

We have had limited working capital and we are relying upon notes (borrowed funds) to operate. We may seek to raise capital from public or private equity or debt sources to provide working capital to meet our general and administrative costs until net revenues make the business self-sustaining. We cannot guarantee that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.

New business which could limit our ability to generate revenues and prevent our business from growing

We are a new business and you should consider factors which could adversely affect our ability to generate revenues, which include, but are not limited to, maintenance of positive cash flow, which depends on our ability both to raise capital and to obtain additional financing as required, as well as the level of sales revenues.

Lack of independent directors which could prevent potential for conflicts of interest

We cannot guarantee that our Board of Directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers, who are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

Limitation of liability and indemnification of officers and directors

Our officers and directors are required to exercise good faith and high integrity in our Management affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no liability to our shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our Articles and By-Laws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Indemnity Agreements with our officers and directors.

Continued control by current officers and directors and therefore you will have no voice in management

The present officers and directors own approximately 40.4% of the outstanding shares of Common Stock, and therefore are in a position to elect all of our Directors and otherwise control the Company, including, without limitation, authorizing the sale of equity or debt securities of the Company, the appointment of officers, and the determination of officers' salaries. Shareholders have no cumulative voting rights. (See Security Ownership of Certain Beneficial Owners and Management)

Delays in the introduction of our products have hampered our growth We have experienced numerous delays in the introduction of our initial product, the Home Safety Light. These delays have been caused by certain requirements from various retailers such as seasonal schedules to review certain products, changes in personnel who review the products, problems with pricing and packaging.


Dependence on independent parties to produce our products could affect our production and sales capabilities

We have out sourced the design, engineering, production, assembly, marketing and sale of our product through contractual arrangements with independent professional firms. Although the design, engineering, production and assembly contractors are shareholders in the Company, the loss of one or all of these firms could seriously affect our production and sales capabilities.

Inability to make payment of $195,000 note due in June 2003 could seriously affect our operations.

3,265,000 shares of the Company's common stock owned by its principal shareholders and officers have been pledged as collateral for a loan of $170,000 to OneCap, Inc. Payment of the loan is due and payable in October 2002. On December 31, 2002, the company extended the loan repayment period to June , 2003 and the interest rate was increased to 18% per annum payable monthly . The company also incurred $ 25,000 loan entension charges which were charged to interest expenses and the loan was increased to $ 195,000. The Company currently is in default of repayment and OneCap has not waived the loan. The Company is seeking interim financing. One of the uses of this interim financing is to pay off the loan to OneCap. If the Company is unable to pay off the loan or to obtain an extension on the loan, this could seriously affect the Company's operations.

Material litigation

On April 18, 2001, we filed a civil complaint against Light Technology, Inc. and others. Light Technology has filed a counterclaim (See "Legal Proceedings", page
30). Although we are of the opinion that we have meritorious claims against the defendants, a ruling against us could have serious financial consequences.

Our common stock may be affected by limited trading volume and may fluctuate significantly

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active market.

Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Potential inability of officers to devote sufficient time to the operations of the business could affect the Company`s growth

Although we have five (5) employees who consider themselves full time employees, none have been paid salaries from the inception of the Company. They continue to pursue other sources of income and may not be able to devote sufficient time to the operations of the business.

We do not anticipate paying cash dividends

We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future. See "Dividend Policy" and "Description of Securities."

Risks related to this offering

Future sales by our stockholders may adversely affect our ability to raise funds in new stock offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Of the 8,037,849 shares of common stock outstanding as of October 24, 2003, 762,966 are freely tradable without restriction. The remaining 7,274,883 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, the common stock and the preferred stock will be freely tradable without restriction, unless held by our "affiliates."

Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 6,527,648 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.


Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

                           FORWARD-LOOKING STATEMENTS

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our ability to achieve adequate intellectual property protection for our future products and (f) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.



                                    Shares Beneficially                Shares Beneficially
                                    Owned Prior to the                 Owned After the
                                    Offering(1)                        Offering___________

                                    Number           Percent                    Number           Percent

------------------------------------------------------------------------------------------------------------

Gary Frey                          250,000              3.1%                      0              *

OneCap, Inc.                       250,000              3.1%                      0              *

Carothers H. Evans                 140,000              1.7%                      0              *

Heidi H. Evans                      25,000              *                         0              *

John S. Evans                       50,000              *                         0              *

Katherine D. Evans                  50,000              *                         0              *

Mary Margaret Evans**              100,000              1.2%                      0              *

David S. Goodman                     5,000              *                         0              *

Rufus Sherill                       10,000              *                         0              *

John W. Walker                      20,000              *                         0              *

Sidney T. Walker, III                5,000              *                         0              *

Jake Zapalac                         5,000              *                         0              *

Advanced Alloys, Inc.               34,109              *                         0              *


Shares Beneficially                 Shares Beneficially
                                    Owned Prior to the                 Owned After the
                                    Offering(1)                        Offering___________

                                    Number           Percent           Number           Percent
--------------------------------------------------------------------------------------------------

Ray L. Jennings                     73,284              *                         0              *

Katherine H. Vaughn                 33,284              *                         0              *

E.W. and Thomas H
Parry                               33,284              *                         0              *

Donna Mondik                         2,132              *                         0              *

Merritt and Elizabeth
Downing                              3,837              *                         0              *

Donald A. Duquette                   2,219              *                         0              *

Craig and Stacey Orr                4, 203              *                         0              *

Ray L. and Dolores
Jennings                             4,236              *                         0              *

Adam D. Haas                         4,530              *                         0              *

Amy Elizabeth Haas                   4,530              *                         0              *

Robert A. and Joy L
Kerr                                 4,000              *                         0              *

Erik A. and Marlene
Kerr                                 4,000              *                         0              *

Brian and Heather
Matthews                             4,000              *                         0              *

Frank and Connie
Yankovitch                          10,000              *                         0              *

David and Rose
Kowcheck                             8,000              *                         0              *

David A. Kowcheck                   40,000              *                         0              *

Harry R. and Nancy
Johnston                             4,000              *                         0              *

SueAnn Schatz                        4,000              *                         0              *

Joan K. Haas                        20,000              *                         0              *

Brian Scott                         10,000              *                         0              *

Eric M. Oliver                      10,000              *                         0              *

B.E. Coone                          20,000              *                         0              *

Tammy L. Oliver                     10,000              *                         0              *

Christine Frost                     10,000              *                         0              *

Thomas W. Parry                     10,000              *                         0              *

*       Less than 1%.
**      Mary Margaret Evans is the wife of Donald F. Evans

(1) Percentage of outstanding shares is based on 8,037,849 shares of common stock outstanding as of October 24, 2003.

DETERMINATION OF OFFERING PRICE

The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale.

                                 USE OF PROCEEDS

We will use the net proceeds from the sale by us of common hereunder for general corporate purposes. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders.

DIVIDEND POLICY

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                        PLAN OF DISTRIBUTION

We or the selling shareholders may sell or distribute some or all of our respective shares of common stock from time to time in one of more transactions:

         directly to purchasers in privately negotiated transactions or in the over-the-counter market;

         through dealers, brokers or other agents; or

         through a combination of any of the above.

Such transactions may be affected:

         at a fixed price or prices, which may be changed;

         at market prices prevailing at the time of sale;

         at prices related to such prevailing market prices; or

         at negotiated prices.

Brokers, dealers or other agents participating in such transactions as agents may receive compensation in the form of discounts, concessions or commissions from us or the selling shareholders (and, if the act as agent for the purchaser of the shares, from the purchaser). Such discounts, concessions or commissions as to a particular broker, dealer or other agent might be in excess of those customary in the type of transaction involved.

The selling shareholders and any such brokers, dealers and other agents that participate in such distribution ma be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, commissions received by any such brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act.

Any person engaged in a distribution of the shares of common stock offered by this prospectus, including the selling shareholders, may not simultaneously engage in market activities with respect to our common stock for the applicable period under Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M and other provisions under the Exchange Act may limit the timing of purchases and sales of any of the shares offered by this prospectus.

In connection with the offer and sale of the shares of common stock by us and the selling shareholders, various state securities laws and regulations require that any such offer and sale should be made only through the use of a broker-dealer registered as such in any state where such broker-dealer intends to offer and sell shares.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CYBERLUX AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

When used in this Form SB-2 and in our future filings with the Securities and Exchange Commission, the words or phrases will likely result, management expects, or we expect, will continue, is anticipated, estimated or similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. These statements are subject to risks and uncertainties, some of which are described below. Actual results may differ materially from historical earnings and those presently anticipated or projected. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

GENERAL OVERVIEW

The Company is in the development stage and its efforts have been principally devoted to designing, developing manufacturing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

REVENUES

We have generated no operating revenues from operations from our inception. We believe we will begin earning revenues from operations in our second year of actual operation as the Company transitions from a development stage company to that of an active growth and acquisition stage company.

COSTS AND EXPENSES

From our inception through December 31, 2002, we have not generated any revenues. We have incurred losses of $1,791,029 during this period. These expenses were associated principally with equity-based compensation to employees and consultants, product development costs and professional services.


LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2002, we had a working capital deficit of $1,129,365. As a result of our operating losses from our inception through December 31, 2002, we generated a cash flow deficit of $697,746 from operating activities. Cash flows used in investing activities was $102,494 during the period May 17, 2000 (date of Company's inception) through December 31, 2002 . We met our cash requirements during this period through the private placement of $174,326 of common stock, $512,455 from the issuance of notes (net of repayments and costs), $123,545 from the issuance of notes payable to Company officers and shareholders

On October 16, 2003, due to the change in pricing structure of our common stock on the over-the- counter bulletin board, we mutually cancelled the equity line of credit agreement with Cornell Capital Partners, LP which we entered into on March 15,2003.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

By adjusting its operations and development to the level of capitalization , management believes it has sufficient capital resources to meet projected cash flow deficits through the next twelve months . However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

AUDITORS' OPINION EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN:

The independent auditors report on the company's December 31, 2002 financial statements included in this Form states that the Company's recurring losses raise substantial doubts about the Company's ability to continue as a going concern.

RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142,
"Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

SFAS  No.  141  requires  the  purchase   method  of  accounting   for  business
combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements


SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of



                                            18
Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

PRODUCT RESEARCH AND DEVELOPMENT


Projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES

From our inception through the period ended December 31, 2002, we have relied on the services of outside consultants for services and currently have five (5) full time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We do not anticipate our employment base will significantly change during the next 12 months. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

                             DESCRIPTION OF BUSINESS

OUR BUSINESS

PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS


Cyberlux is a Nevada corporation (hereinafter "Cyberlux" or "the Company") that was incorporated on May 17, 2000 and is capitalized with 100 million common shares and 5 million preferred shares. The Company was founded to design, develop, manufacture, market and sell advanced lighting systems that utilize Gallium Nitride light emitting diodes as illumination elements. White diodes are a relatively new phenomenon that offer major advances in illumination technology. The Cyberlux Gallium Nitride diodes consume 92% less energy than incandescent or fluorescent counterparts to produce comparable lumen output. In electrochemical (battery powered) applications, this remarkable diminution of energy consumption position the Company's optoelectronic lighting solutions as much more durable and far more reliable than other interim lighting alternatives. In standard AC electrical applications, the calculated life of GaN diodes as lighting elements is over 20 years versus 750 hours for traditional incandescent bulbs. These exceptional performance characteristics, diminutive energy consumption and extended life, have prompted GaN diode implementation in traffic lights and automotive brake lights, but have not yet significantly occurred in the Company's area of focus, diodal illumination (tm).

Cyberlux has successfully introduced its first product entry, the "Cyberlux Home Safety Light" (HSL), through its web site, www.cyberlux.com. The Company's production strategy has required the identification, qualification and engagement of a variety of talents in industrial design, integrated circuit board production, multi-cavity steel injection mold fabrication, component part assembly, performance testing and packaging to fulfill the tasks associated with finished goods delivery. The initial production of 10,000 HSLs was completed in early October 2002 and has successfully demonstrated the Company's ability to sustain volume production standards for up to 80,000 units per month at its assembly and distribution center in Shelbyville, Illinois.


 We are now positioned to broaden our product line consistent with emerging breakthroughs in optoelectronic technology and expand our marketing activity into various channels of retail and institutional sales. These recently achieved advances enable substantial cost savings in production as they enhance product performance and readily discernible value to the consumer. The product line (see "Product Development"), Lazer Safety Light; Little Lamb Nursery Lamp; PowerOutage Adapter; Failsafe Spot & Lamp; and CampLamp, are fixtures that employ single use standard alkaline or lithium ion constant charge reusable batteries in different applications. The design of products is consistent with findings of market research conducted by Howard, Merrell & Partners (HM&P), a member firm of InterPublic Group (IPG, NYSE) wherein certain categories of emergency lighting or interim lighting products were either underserved or non-existent due to the inherent inefficiency of incandescent and fluorescent lighting elements. These fixtures express superior characteristics in brightness, vastly extended light life and durability through diodal illuminationtm, an optoelectronic descriptor trademarked by Cyberlux.

During the early stages of research for long-term interim light solutions, all experimentation was confined to incandescent, fluorescent and, to a more limited extent, fiber optics as illumination sources. The recurring problem with these lighting elements was the grossly inefficient use of electrical energy (in an incandescent bulb, 95% of the electrical energy consumed is dissipated as radiant heat, not light). The discovery of the bright white Gallium Nitride
(GaN) diode provided the solution to energy efficiency necessary to produce the long-term interim light source that was to be the objective of the Company's product development activities. Unlike light bulbs that are brittle glass globes surrounding a fragile wire filament in a vacuum, light emitting diodes are extraordinarily efficient solid state semiconductors that are practically indestructible. Diodes are manufactured from chemical compounds mixed with phosphors which transform electrical energy to visible light without heat. When electrical current is applied to a diode, the energy creates electromagnetic radiation which occurs as light. The Spartan characteristics of GaN diodes with their frugal demand for energy (92% less energy to produce equal or superior brightness to that of a bulb) create opportunity to manage energy through Cyberlux patented circuitry to produce a family of superior products.

 The Home Safety Light (illustrations at www.cyberlux.com) is an efficient portable fixture that provides a full week of light from one set of AA batteries. Any other portable light will require over 20 sets of replacement batteries to produce comparable light life which suggests that the Home Safety Light (HSL) pays for itself at initial purchase. The Lazer Safety Light and Little Lamb Nursery Lamp are modifications of the HSL. The PowerOutage Adapter, the FailSafe portable spot/lamp; and the CampLamp Lantern are the next product introductions followed by hard-wired systems that will transcend the performance and efficiency of existing emergency lighting products at a significant reduction in initial cost and recurring expense for maintenance of incandescent products.

DISTRIBUTION METHODS OF OUR PRODUCTS

Consistent with our sales objectives, the reliable manufacture of proprietary component parts and assembly of finished products required exacting coordination of resources to provide detailed working drawings to tool manufacturers for injection molded parts and optics; precise circuitry diagrams to receive diodes, resistors and capacitors into the electronics platform; source identification for volume supplies of batteries and diodes; packaging considerations for presentation of product and corresponding dimensions of containment's for shipping and display; and an experienced contract assembly organization with an extensive infrastructure capable of collation and inventory of all component parts.

During the Fall of 2000, we identified Shelby County Community Services (SCCS), Shelbyville, Illinois, as a contract manufacture and assembly organization that was well positioned to meet the requirements proposed by the Company. SCCS has over a decade of successful performance on behalf of Fortune 100 companies and represented the quality of management, performance and fiscal stability that we sought to employ in the production process. SCCS is a not-for-profit organization that provides job training for handicapped workers and supplements its workforce with underemployed farm labor. It is generously supported by State and Federal programs to ensure competitiveness.

We have a Proprietary Product Manufacturing Agreement with SCCS that provides for SCCS to purchase all of the component parts for our products; conformance of parts acquired to Cyberlux specifications; exact assembly of parts in accordance with schematics; verified accountable tests of each unit prior to packaging; individual packaging; finished goods inventory warehousing; palletized shipping containment's per purchase orders; and loading for shipment FOB Shelbyville. SCCS is paid 112% of component cost to cover assembly, packaging and warehousing.

The www.Cyberlux.com internet site is serviced by SCCS through a fulfillment operations agreement whereby SCCS receives a daily batched summary of internet sales through an email link established by Cyberlux and United Parcel Service. The Cyberlux/UPS software validates the address of the customer and advises shipping mode (next day, two day or ground), computes shipping and handling charges then prints the appropriate waybill at the shipping office of SCCS. Packages are shipped within 24 hours of receipt of the email summary of business for the preceding day's orders.

SCCS coordinates materials inventory with Cyberlux approved vendors based upon purchase orders or blanket orders for products. Robrady Design, Inc., the Company's industrial design firm, is instrumental in providing detailed working drawings for injection molded parts to tool manufacturers in the US and abroad. Similarly, the Company's proprietary circuitry design is managed by the engineering firm of ICT, Inc. in Casey, Illinois. ICT, Inc., an international engineering firm, is well positioned to manufacture the electronic platforms to precise specifications. Although the boards are rigidly tested prior to shipment to Shelbyville, SCCS tests each board on receipt consistent with the quality assurance protocols established by Cyberlux. The initial production capacity at SCCS is 80,000 product units per month which can be increased by 50% consistent with a four month lead time to undertake expansion of facilities.

SCCS will continue to serve as the warehousing and distribution center for Cyberlux products, such as the PowerOutage Adapter, FailSafe Spot/Lamp and CampLamp Lantern, which are to be manufactured abroad. The SCCS center will coordinate customs protocols and manage incoming inventories.

The  Company,  through its  agreements  with Shelby  County  Community  Services
(SCCS), has successfully implemented its internet order fulfillment operation, the Cyberlux Distribution Center, which services all product sales generated from its web site, www.cyberlux.com, at the SCCS complex in Shelbyville, Illinois. The system was designed internally under the supervision of Cyberlux Senior Vice President, Al Ninneman, who worked with the ecommerce professionals at United Parcel Service (UPS) to perfect the customized billing and delivery service. The Cyberlux software verifies ZIP code and credit card information; records delivery selection (UPS overnight, second day air or ground); calculates the delivery charge by destination; batches orders daily; and prints the delivery way bills at the Distribution Center for shipment the day following receipt of the order. SCCS and Cyberlux share the handling charge of $2 per order equally.

Although the internet site and its fulfillment system is designed to receive and process orders in volume, the linkage of the site to the Weather Channel (and other referring sources) is not yet in place. The Weather Channel has proposed an advertising position for the Home Safety Light wherein 10 million impressions per month will be guaranteed, but the cost of the exposure is $10 thousand per month. Cyberlux intends to pursue the relationship with the Weather Channel and others relative to direction of traffic to its web site after the Company is in a position to fund selective media buys through a contract relationship with Howard, Merrell & Partners. Selection of media exposures is an important part of the marketing campaign, but equally important is the development of compelling messages and images that inspire consumer interest in Cyberlux products. The Company has worked with Howard, Merrell & Partners (HM&P), a member firm of the InterPublic Group (IPG, NYSE), that specializes in market research/analysis, brand creation, creative imaging, messaging and media purchase management. HM&P's market analysis indicates a dominant role for diodal illuminationtm in the safety lighting category.

The objective is a marketing program that quickly demonstrates the superiority of Cyberlux products to any incandescent bulb product on the market today, whether battery powered or hard wired, and the cost-effectiveness of Cyberlux diodal illumination tm based upon light life and energy efficiency. HM&P sees broad opportunities to position Cyberlux as the brand leader in diodal illumination tm through specific illustrations in which the Company's technology provides superior value over the "burning" light bulb.

Equally important in product and/or brand launch is the management of a "go to market" strategy. Cyberlux has engaged CMG Partners (CMGP) to coordinate product launch into a variety of sales channels. CMGP has broad based experience in both the US and UK in telecom (Nextel, BT Cellnet, MCI), Internet (Verisign) and technology introductions. The role of CMGP is to integrate marketing, sales, product and customer support activities and messages to optimize customer acquisition and retention. CMGP will serve as the liaison for the preparation and delivery of selling materials to the individual selling firms and an information conduit to management for production and finished goods inventory issues.

Cyberlux has retained three experienced technology product sales firms, Smart Products, Inc., Westwood, NJ; A. Calvert & Company, LLC, Canton, OH; and Brand & Associates, Dallas, TX to represent its product line over the range of channels addressed for distribution. The individual firms have been selected based upon established relationships with certain retail channels and proven track records of sales to those retailers assigned. A. Calvert & Company, in addition to its market segment of baby product retailers and On-Air sales (Calvert represents Cyberlux to QVC), is a highly successful retail packaging design firm. Detailed information on each of the sales firms is contained in Exhibit A of this document entitled Cyberlux Corporation, Strategic Partners.

On September 22, 2003, we entered into a factoring agreement with Capital Funding Solutions, Inc. with regard to a purchase order from QVC.

On October 1, 2003, we retained Consulting for Strategic Growth 1, Ltd., an investor relations and corporate development firm to coordinate our corporate and investor communications.

RESEARCH AND DEVELOPMENT ACTIVITIES

Emergency Lighting Augmentation System (Production Title) The Emergency Lighting Augmentation System (ELAS) was designed to provide a long-term emergency lighting solution for commercial buildings. ELAS employs an array of ultra-bright white diodes that are powered by constant charge batteries and are controlled by a patented power sensor that is positioned to detect an electrical failure in the building. ELAS is easily installed within existing light fixtures and provides several days of bright white light versus 90 minutes provided by "evacuation" lights, as mandated by fire codes. The recent "blackout" caused by a massive power outage from Michigan to New York inspired many government officials to recognize the danger of the inadequacy of existing "emergency lights" and prompted a focus on long-term interim lighting solutions. Cyberlux is engaged in a demonstrate its ELAS products with the City of Cleveland, the epicenter of the August 2003 blackout. The Cleveland project offers opportunity to demonstrate the cost/benefit effectiveness of ELAS and suggests significant implementation prospects for the product in other municipalities.

HOME SAFETY LIGHT (Market Title)
The Home Safety Light was designed to provide up to a full week of light from one set of 8 AA batteries. The portable elliptical fixture contains an array of 6 white Nichia diodes and 4 amber diodes which are controlled through a circuit board that provides three alternative levels of light intensity. The parabolic reflector manages light output from the inverted diode array to broadcast a blanket of light capable of total illumination of a room, corridor, stairwell or other strategic location. In October 2003, the Home Safety Light was successfully launched in the retail market on the QVC, Inc., the world's leading on-air sales channel.


LAZER SAFETY LIGHT (Production Title)
The Lazer Safety Light is similar in form and function to the Home Safety Light, but has an entirely new electrical system that employs a miniature square circuit board controller which powers the fixture with only 2 C batteries. The 10 diodes mounted in the Home Safety Light are displaced by 1 Ultra Bright Lumileds diode inversely centered to provide a blanket of light with more intensity than its predecessor. The new circuitry, with pulse width modulation, and the newly developed diodal lighting element reduce production cost of the fixture by 47% of the cost of the original Home Safety Light.

POWEROUTAGE ADAPTER (Production Title)
The PowerOutage Adapter transforms existing electrical wall outlets into an emergency lighting system for homes, hospitals, hotels, nursing homes and businesses. The fixture, designed as a replacement outlet, simply plugs into an existing dual outlet after removal of its faceplate. The adapter, which continues to function as an electrical outlet, however, contains a constant charge lithium ion battery; a motion sensor that provides a low level of light for darkened room or corridor transit; a loss of power sensor that activates a high level of light when electrical service is disrupted to broadcast a wash of light up its attendant wall which then reflects bright white light from the overhead ceiling; and a photoelectric cell which detects daylight or powered light in the space to prevent unnecessary performance. Market research suggests that the "Adapter" can become a "Standard of Safety" in institutions (particularly patient care facilities and hotels) which will endorse its economical implementation by home owners, educational institutions and businesses. The fixture will first be marketed through institutional sales channels.

FAILSAFE SPOT & LAMP (Production Title)
The FailSafe fixture is designed with a unique lens head that may be extended and rotated 180 degrees to perform as a table lamp. The lens head has an opaque surround that may be snapped out above the reflector to simulate the shade of a lamp. This fixture contains a constant charge lithium ion battery and retractable outlet inserts which fold into the base when it is removed from an electrical wall outlet. The FailSafe contains a motion sensor which produces a low level of light for darkened room or corridor transit from its constant charge location in a strategically located wall outlet. The design form provides a hand-held base that offers the alternatives of use as a powerful "flashlight" or as a table lamp that will provide over a full week of light from its lithium ion battery. The battery returns to "full charge" after the fixture is reinstalled into a wall outlet.

CAMPLAMP LANTERN (Production Title)
The CampLamp is designed to be a superior alternative to the venerable "Coleman Lantern" that has served as a utility gas and mantle light for over fifty years. Unlike the Coleman version, however, the CampLamp does not generate heat or noxious emissions and eliminates the safety threats of combustible fuel and burning elements. The fixture features a tri-parted mirrored reflector system that, when all of the three elements are engaged, broadcasts a blanket of light over 360 degrees. The circuitry design provides a rheostat control system and pulse width modulation to extend battery life to over fifty hours. The reflector design provides directional light alternatives in 90 degree increments which, when combined with the rheostat, offers more utility options than a traditional lantern. The fixture will be marketed through recreational sales channels, home improvement stores and to government agencies.

INDUSTRY BACKGROUND

Our Company was born from an investigative research study designed to identify a new approach to the development of an electrochemical (battery powered), portable, interim lighting system capable of providing safe illumination for extended periods of time to property owners deprived of electrical service caused by power outages. Although power outages have come to be a recurring phenomenon due to anomalies in electrical service distribution networks, the focus of the initial study was on disruptions caused by severe storm activity along the Atlantic and Gulf States' coastlines and the corresponding affected inland electrical grids. The National Weather Service labels annual storm activity as the Hurricane Season, which is officially monitored from June 1st to November 30th each year. Other deficiency outages not related to weather have been labeled by the press as rolling blackouts.

The loss of electrical power related to tropical and subtropical storms can be wide spread and cover extensive regional segments surrounding the matrix of the storm. It is the pervasive incidence of power outages that identified the need for a reliable, durable, safe and economical interim lighting system for property owners and the general population in areas affected by these seasonally severe weather systems. The research conducted to identify an optimum interim lighting system led to the discovery of a new illumination technology (optoelectronics). We plan to implement this technology through the development of diode illumination fixtures for domestic, commercial and industrial applications. Management has identified several opportunities, which are discussed in Section (10) Research and Development Activities below, where our optoelectronic technology can be introduced as a cost effective solution for antiquated, expensive and unreliable lighting systems currently in use. The introduction of our Cyberlux Home Safety Light is an example of our advanced illumination technology. We hope that this will establish us as an innovative leader in the industry.

REGULATION

Our advertising and sales practices concerning the Home Safety Light and the Wireless Interim Lighting Systems are regulated by the Federal Trade Commission and state consumer protection laws. Such regulations include restrictions on the manner that we promote the sale of our products. We believe we are in material compliance with such regulations.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS

We believe that we will be able to comply in all material respects with laws and regulations governing the conduct of business operations in general. We are not aware of any pending government regulations that may adversely affect our business.

EMPLOYEES

We currently have five (5) full time employees. Our employees are primarily at the executive level based upon our role in coordination of outsource contracts for manufacturing and other production considerations. Currently, there exist no organized labor agreements or union agreements between Cyberlux and our employees. However, we have employment agreements with the following executive officers: Donald F. Evans, President, Mark D. Schmidt, Executive Vice President, Alan H. Ninneman, Senior Vice President John W. Ringo, Secretary and Corporate Counsel and David D. Downing, Treasurer and CFO. We believe that our relations with our employees are good.

DEPENDENCE ON KEY PERSONNEL

The success of our Company depends upon the efforts, abilities and expertise of our executive officers and other key employees, including our Chief Executive Officer, Chief Operating Officer, Senior Vice President for Operations, Treasurer/Chief Financial Officer and Secretary/Corporate Counsel. The loss of the services of such individuals and/or other key individuals could have a material adverse effect on our operations.

DEPENDENCE ON KEY CUSTOMERS

The Company is currently not dependent on any single customer for a significant portion of its annual sales.

MAJOR SUPPLIERS

The Company is currently not dependent on any major suppliers. The Company does rely on its investor and lender relationships as a source of capital for its operations.

COMPLIANCE WITH COST OF ENVIRONMENTAL REGULATIONS

The Company currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that the Company will not incur such costs in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our executive officers or directors.

              NAME                      AGE                              POSITION                                 APPOINTED
             ------                     ---                              --------                                 ---------
          Donald F. Evans               68                   President & Chairman of the Board                  May 19, 2000

         Mark D. Schmidt                38               Executive Vice President, COO & Director               May 1, 2003

          John W. Ringo                 58                Secretary, Corporate Counsel & Director               May 19, 2000

        Alan H. Ninneman                60                   Senior Vice President & Director                   May 19, 2000

        David D. Downing                52                            Treasurer & CFO                           May 19, 2000


WORK EXPERIENCE


Donald F. Evans, President, Chairman of the Board - Mr. Evans graduated from the University of North Carolina, Chapel Hill, NC with a BS Degree in Economics. Mr. Evans represented the investment interest of Research Econometrics in Waste Reduction Products Corporation, a privately held North Carolina corporation from June of 1996 to until March of 1999. Mr. Evans served on the Board of that Company and as its representative for product sales to the U.S. Department of Defense. On March 19, 1999, Research Econometrics sold its interest in Waste Reduction Products Corporation and on April 1, 1999, he began an investigative research study on behalf of Research Econometrics into the feasibility of a long-term electrochemical interim lighting system. The resulting study identified the feasibility of white diodes as lighting elements which, when managed by solid state circuitry, would provide a reliable source (over forty-two hours from one battery pack) lighting solution to homeowners or businesses during extended power outages. The study provided the performance specifications and methods for the development of the light which led to the formation of Cyberlux Corporation in May 2000 as the business management entity for the project. Mr. Evans has served as the CEO of Cyberlux since its inception.

Mark D. Schmidt, Executive Vice President, COO & Director. Mr. Schmidt graduated Summa Cum Laude with a Bachelor of Science Degree in Engineering from North Carolina State University and earned an MBA Degree from the Fuqua School of Business at Duke University. Mr. Schmidt is a former IBM executive with over 15 years of consumer marketing, business management and venture startup experience. He is a recognized technology product marketing & sales expert who was responsible for the global market launch of the IBM Valuepoint and IBM Aptiva personal computer products as well as multiple accessories, services and home networking products. He has held positions responsible for product development, manufacturing, marketing, sales, strategic partnerships and worldwide channel development.


John W. Ringo, Secretary, Corporate Counsel & Director - Mr. Ringo graduated from the University of Kentucky. Lexington. KY with a BA Degree in Journalism Subsequently, he received a Juris Doctor Degree from the University of Kentucky College of Law. Since 1990, he has been engaged in private practice in Marietta, GA specializing in corporate and securities law. He is a former Staff Attorney with the U. S. Securities and Exchange Commission, a member of the Bar of the Supreme Court of the United States, the Kentucky Bar Association and the Georgia Bar Association. Mr. Ringo is a founder of Cyberlux and has served as Secretary and General Counsel since its inception.

Alan H. Ninneman, Senior Vice President & Director - Mr. Ninneman attended Elgin Community College, Elgin, IL and subsequently majored in business administration at Southern Illinois University, Carbondale, IL. Mr. Ninneman was a senior support analyst for Tandem Computer, San Jose, California from 1982 to 1985; senior business analyst at Apple Computer, Cupertino, California from 1985 to 1987; Director of Operations at Scorpion Technologies, Inc., San Jose, California; and CEO of City Software, Inc., Albuquerque, New Mexico from 1992 until becoming a founder of Cyberlux in May 2000.Mr. Ninneman is responsible for the Company's operations systems.

David D. Downing, Treasurer & CFO - Mr. Downing graduated from Grove City College, Grove City, PA with a BA Degree in Accounting. Mr. Downing joined Marietta Industrial Enterprises, Inc., Marietta, Ohio in November 1991 as its Chief Financial Officer. He was elected to the Board of Directors of that Company in January 1994. He has been a Director of American Business Parks, Inc., Belpre, Ohio since January 1998 and served as a director of Agri-Cycle Products, Inc. from May 1998 until April 2001. He is a founder of Cyberlux and served as its Treasurer since its inception.

EXECUTIVE COMPENSATION: EMPLOYMENT AGREEMENTS

Although the Company has employment agreements with Messrs. Evans, Schmidt, Ringo, Ninneman and Downing which call for compensation as listed below, no salaries have been paid during the development stage. These officers have agreed to receive accrued management fees in the form of bonus payments after revenues are available from product sales. No officer or director has received any compensation as of yet until such time as we begin generating revenues. However, the following table sets forth the annual compensation due our executives that has accrued based on the inability of the Company to meet the obligation.

SUMMARY COMPENSATION TABLE


                                 Annual Compensation                     Long Term Compensation
                                                                                  Awards                           Payouts
(a)                   (b)    (c)            (d)    (e)             (f)           (g)                       (h)        (i)
                                                     Other Annual  Restricted       Securities             LTIP        All Other
Name and Principle            Salary                 Compensation   Stock           Underlying             Payouts    Compensation
Position              Year     ($)       Bonus($)       ($)         Award(s)($)    Options/SARs(#)            ($)           ($)
                      2000   $28,500        $0                         $0
Donald F. Evans,      2001   $98,004        $0           $0            $0        200,000 shs/common
President  CEO        2002   $98,004        $0           $0            $0
Director                                                 $0                                                $0              $0

John W. Ringo,        2000   $13,000        $0           $0            $0                                  $0              $0
Secretary and         2001   $69,000        $0           $0            $0        150,000 shs/common
Director              2002   $69,000        $0           $0            $0


Alan H. Ninneman,     2000   $15,000        $0           $0            $0                                  $0              $0
Senior VP and         2001   $78,000        $0           $0            $0        150,000 shs/common
Director              2002   $78,000        $0           $0            $0

David D. Downing,     2000        $0        $0           $0            $0                                  $0              $0
Treasurer and CFO     2001        $0        $0           $0            $0        100,000 shs/common
                      2002        $0        $0           $0            $0


Footnotes to Executive Compensation:

o No officer has been paid a salary since our inception as a capital conservation measure designed to invest all available funds into the development of our products. Annual compensation began accruing in the form of management fees as of July 2000. The compensation indicated in the table is the annualized amount of salary to be paid the respective officers in accordance with their employment agreements. Salary accruals for Mr. Evans began in July 2000 at $3,000 per month through September 2000 and $6,500 per month from October to December 2000. Salary accruals for Messrs. Ninneman and Ringo began in September 2000 at $3,000 each for September and October 2000, followed by $4,500 in November and December for Mr. Ninneman and $3,500 in November and December for Mr. Ringo. From 2001 forward, salaries have accrued in accordance with the annualized salaries outlined in the table. Pursuant to their employment agreements, Messrs. Evans, Ninneman and Ringo are to receive monthly salaries of $8,167, $6,500, and $5,750 respectively. The salary accruals are non-interest bearing obligations of the Company that are to be retired from revenues when product sales begin.

o Salary accruals in the form of management fees for Messrs. Evans, Ninneman and Ringo for the year 2000 were $28,500, $15,000 and $13,000 respectively. Salary accruals for Messrs. Evans, Ninneman and Ringo for the year 2001 were $98,004, 78,000 and 69,000 respectively. In November 2001, Messrs. Evans, Ninneman and Ringo were paid $5,000 each. Salary accruals for Messrs. Evans, Ninneman and Ringo for the years 2001 and 2002 were $98,004, $78,000 and 69,000 respectively.

On January 1, 2003, the employment agreements of Messrs. Evans, Ninneman and Ringo were amended to increase their annual salaries to $180,000, $102,000 and $102,000, respectively. On that same date, David D. Downing entered in to an employment agreement in which he will be paid an annual salary of $102,000. On May 1, 2003, Mark D. Schmidt entered into an employment agreement in which he will be paid an annual salary of $180,000.

o Compensation to officers has been deferred as a capital conservation measure designed to invest available funds into development of saleable products.

o Management's salaries will be based upon the performance of the Company. Management's performance bonuses will be decided by a majority of the Board of Directors of the Company and may be increased by the Board of Directors from year to year consistent with goals established by the Board to the benefit of shareholders.

o Members of the Company's Board of Directors will serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified, unless earlier removed as provided in the Bylaws of the Company. Executive officers serve at the pleasure of the Board of Directors.


COMPENSATION OF DIRECTORS

There are no arrangements made to compensate any director for services as a director. Such arrangements for compensation of directors for services will commence once we begin earning revenues.

STOCK OPTION GRANTS IN THE PAST FISCAL YEAR

STOCK OPTION PLAN

The Company has created an Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2001 plan, which sets aside 600,000 shares of common stock for purchase by employees, was made effective by the Board of Directors. Cyberlux will not issue options or warrants to any employee or affiliate with an exercise price of less than 85% of the fair market value of the Common Stock on the date of the grant.

==============================================================================================================================
Option/SAR Grants in Last Fiscal Year
==============================================================================================================================
Individual Grants
==============================================================================================================================
(a)                  (b)                              (c)                                      (d)                 (e)
==============================================================================================================================
Name                 Number of Securities Underlying  % of Total Options/SARs Granted to       Exercise or Base     Expiration
                     Options/SARs Granted (#)         Employees in Fiscal Year                 Price ($/Sh)         Date
==============================================================================================================================
Donald F. Evans      100,000                           16.7%                                   $0.001/sh            2011
==============================================================================================================================
John W. Ringo        100,000                           16.7%                                   $0.001/sh            2011
==============================================================================================================================
Alan H. Ninneman     100,000                           16.7%                                   $0.001/sh            2011
==============================================================================================================================
David D. Downing      50,000                            8.3%                                   $0.001/sh            2011
==============================================================================================================================





======================================================================================================================
Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
======================================================================================================================
(a)               (b)            (c)            (d)                               (e)
======================================================================================================================
                                                Number of Securities Underlying
                 Shares                         Unexercised Options/SARs at        Value of Unexercised In-the Money
                 Acquired on     Value          FY-End (#)                         Options/SARs at FY-End ($)
Name             Exercise (#)    Realized ($)   Exercisable/Unexercisable          Exercisable/Unexercisable
======================================================================================================================
Donald F. Evans      100,000         $14,900         100,000 shs                       $ 14,900
======================================================================================================================
John W. Ringo         50,000         $ 7,450          50,000 shs                       $  7,450
======================================================================================================================
Alan H. Ninneman      50,000         $ 7,450          50,000 shs                       $  7,450
======================================================================================================================
David D. Downing      50,000         $ 7,450          50,000 shs                       $  7,450
======================================================================================================================

On January 3, 2003, our Board approved a 2003 Incentive Stock Option Plan which will provide 2,000,000 shares of common stock to underwrite options and declared the current eligible participants as follows:

         Donald F. Evans            700,000 shares
         David D. Downing           250,000 shares
         John W. Ringo              250,000 shares
         Alan H. Ninneman           250,000 shares
         Mark D. Schmidt            550,000 shares

On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan which will provide 2,000,000 shares to underwrite options.

                             DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 50 Orange Road, Pinehurst, North Carolina 28374. The office space is defined as the 12' by 14' office located at the northeast corner of the property situated at 50 Orange Road, Pinehurst, North Carolina 28374 and adjacent common spaces consisting of restroom facilities, storage closets and conference room access. Equipment consists of two telephone units; two calculators; one HP printer, copier, fax; one IBM typewriter; one IBM computer with CTX color monitor and Logitech keyboards. Furniture and fixtures consist of two leather executive swivel chairs; two executive desks; two 2 drawer file cabinets; one lateral file cabinet; one cherry wood storage cabinet; one steel typewriter table; two brass banker's lamps, two extended halogen task lamps and various desk top appurtenances.

Research Econometrics, LLP, provides these facilities to Cyberlux at a cost of $650 per month. The managing partner of Research Econometrics, LLP, Carothers H. Evans, is the son of Donald F. Evans, president of Cyberlux. The leasing terms represent a fully negotiated contract price between two related parties at an arms length transaction. According to the Sublease Agreement, as of July 1, 2000 the space is rented on a month-to-month basis continuing until such use and enjoyment is terminated by either party on thirty days notice in writing. Our management believes that suitable expansion space is available to meet our future needs at commercially reasonable terms, if required.

                                LEGAL PROCEEDINGS

On April 18, 2001, Cyberlux filed a civil complaint against Light Technology, Inc., Ervin J. Rachwal, Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming alleging fraud, breach of contract, monies lent, misappropriation of trade secrets, conspiracy and sought injunctive relief against the defendants to prevent them from misappropriating trade secrets as well as to recover monetary damages

On May 11, 2001, the Court granted a temporary injunction against the Defendants.

On June 5, 2001, the Defendants filed their Answer denying the allegations of the Complaint and filed a counterclaim alleging fraud, violation of Trade Secret Act, breach of contract and money lent.

On January 18, 2002, the Court granted the Defendants' Motion to Dissolve the Injunction.

On January 28, 2002, Cyberlux filed a Motion for Rehearing or Clarification of the Motion to Dissolve.

A hearing on the Cyberlux Motion for Rehearing or Clarification of the Motion to Dissolve was scheduled for March 18, 2002, but was cancelled by the Court and has not been rescheduled. The injunction still remains in effect until the Court rules on this Motion.

Background:

Cyberlux came into contact with Light Technology, Inc. (LTI) and Rachwal in early 2000. We were seeking someone with the knowledge and expertise to assist us in the development of an emergency light using white LEDs. LTI and Rachwal represented that they had such knowledge and expertise and could finalize the development of the Cyberlux emergency light by September 30, 2000 so that we could begin manufacturing and selling the emergency light by November 2000. Rachwal and LTI also advised us that we could acquire all the assets of LTI and the rights to LTI's flashlight which also used white LEDs provided Rachwal was made an officer and director of Cyberlux as well as be in charge of design work for the Company.

In order to evaluate this offer, we requested accounting and financial records to verify the representations of LTI and Rachwal and to attempt to ascertain the value of LTI. Despite repeated attempts, LTI and Rachwal were unable to provide adequate, verifiable financial records. Nonetheless, in order allow LTI and Rachwal to proceed with the development of the emergency light in order to meet the November shipping deadline, Cyberlux and LTI entered into a Letter of Intent on June 12, 2000. This Letter of Intent also contained a confidentiality clause protecting our interests. Pursuant to the Letter of Intent we paid LTI $100,000 to develop a prototype of an emergency storm light and possible acquisition of the assets of LTI based upon an independent evaluation of the of the worth of the assets. We hired the Sarasota CPA firm, Kerkering, Barbario & Co. to independently do an evaluation of the LTI assets. Kerkering, Barbario came to the conclusion that LTI had no verifiable assets of any value. Furthermore, LTI never developed and produced a working model of the emergency storm light. We incurred meeting and travel expenses of $36,401 associated with LTI during the period June through December 2000. $43,699 was expended for marketing expense in anticipation of the promised delivery of the light. We also made loans to defendant Safe-Light in the Amount of $13,188 to assist in development and marketing of its products based upon representation that the assets of Safe-Light would be acquired by us.

We instituted our complaint against the defendants when we learned, through a local newspaper article that LTI and Safe-Light had merged and had developed an emergency light. We had confidentiality rights with both companies. The defendants breached their contracts with us by misappropriating trade secrets and we are seeking monetary damages as well injunctive relief to prevent them from capitalizing on the misappropriation of trade secrets. Despite the news article in which Rachwal announced that LTI had developed an emergency light, he did not object to the injunction stating that he did not have such a light.

There is no similarity between our product, the Home Safety Light, and LTI's product, known as the Pal Light. Our product, which is described in detail in the business section, has 10 diodes and provides a blanket of light to light up a room in the event of a power outage. The LTI product is a small flashlight that uses one diode. The two products are not in the same category.

Defendant LTI claims that we breached the contract terms of the letter of intent and joint venture agreement by failing to maintain confidential disclosed to us and intentionally disclosing confidential information to third parties. Despite receiving $100,000 from us defendants claim we failed to fund the development of the Light and claim that we owe them in excess of $100,000 by breaching the letter of intent and joint venture agreement. Further, defendants claim we failed to pay fees set forth in the licensing agreement notwithstanding that the condition precedent to pay said fees (the successful completion of a private placement by us, which was subsequently withdrawn due to market conditions).

Defendant Safe-Light allege that we requested that they assist us in raising funding for the products discussed in the complaint. We actually loaned them funds for the development of their barricade light.

In the event that LTI and Rachwal are successful in their claims, we would still be able to sell our product since we have patent applications pending to protect our product.

The Company intends to fully prosecute the Company's claims and actions against the Defendants. The Company denies the Defendants allegations alleged against the Company in their counterclaim. This litigation is still in the discovery stage and the ultimate outcome cannot presently be determined.

COURT:               Circuit Court of the Twelfth Judicial District In and For Sarasota County, Florida.
-----

CASE NAME:           Cyberlux Corporation, Plaintiff v. Ervin J. Rachwal, Light Technology, Inc., Safe-Light
---------            Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming.

CASE NUMBER:         2001 CA 005309 NC Div. C.
-----------

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF MANAGEMENT

             The following table sets forth as of April 29, 2003, certain information regarding the beneficial ownership of our common stock by:

1. Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.   Each of our director and executive officers and

3.   All of our directors and executive officers as a group.

     Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.



Name and Address of                             Shares            Percentage of
Beneficial Owner                             Beneficially             Shares
                                                 Owned             Outstanding

Donald F. Evans                                1,455,000             18.1%
Fifty Orange Road
Pinehurst, NC 28374



David D. Downing                                500,000               6.2%
100 Country Meadow Drive
Marietta, OH 45750



Alan H. Ninneman                                650,000                 8.0%
204 Chaparral Loop, SE
Rio Rancho, NM 87124



John W. Ringo
241 Lamplighter Lane                            450,000               5.6%
Marietta, GA 30067

Mark D. Schmidt                                 200,000               2.5
60 Kimberly Drive
Durham, NC 27707


Total ownership by our officers and
  directors (five individuals)                3,255,000              40.4%
                                              ---------              -----

Footnotes:

1. Mr. Evans was issued 875,000 shares individually in connection with his founding of Cyberlux Corporation and assignment of his patent for the Electrochemical Portable Power and Lighting System to the Company. Research Econometrics was issued 750,000 shares in connection with an assignment of all of its interests derived from its funding of the initial development of the long-tern interim lighting system. The Research Econometric shares were distributed to the partners in this venture and, as one of the partners, Mr. Evans received 380,000 of the partnership's 750,000 shares.

2. 380,000 shares received by Mr. Evans pursuant to the distribution of Research Econometrics shares are common stock of the Company owned by him individually. The balance of the Research Econometric shares were distributed to ten other individual partners no one of whom owns an amount approaching 5% of the shares outstanding.

3 There is no voting trust among any of the shareholders , officers or directors. Pursuant to the Incentive Stock Option Plan, officers of the Company, Messrs. Evans, Ringo, Ninneman and Downing were vested with 350,000 options, which they exercised in November 2001 at par. In January 2002, Messrs. Evans, Ringo, Ninneman and Downing were each vested with 50,000 options for the fiscal year ended 2001. In January 2003, Mr. Evans was vested with 50,000 options for the fiscal year 2001. These options are reflected in the individual's share ownership in the table.


PERSONS SHARING OWNERSHIP OF CONTROL OF SHARES

No person other than Donald F. Evans, David D. Downing, Alan H. Ninneman, and John Ringo owns or shares the power to vote 5% or more of our securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the for the year ended December 31, 2001,was $15,806, and for the period ending December 31, 2000 was $10,606. Mr. Evans was the partner in Research Econometrics who undertook the investigative research study designed to determine the feasibility of an electrochemical (battery powered) interim lighting system that could provide long-term solutions to property owners during extended power outages. The study confirmed the feasibility of such a system consistent with an application of new technologies that, when combined, provided extended life to existing battery resources. He began the study with an investigation of the incidence of power outage attributable to severe storm activity along the east coast and west along the gulf coast states of the United States.

The agreement with Research Econometrics, therefore, is one whereby the light design system perfected by Research Econometrics was assigned as the foundation of the newly created Cyberlux Corporation.

We issued certain management fees which were for accrued salaries for Messrs. Evans, Ninneman and Ringo consistent with employment agreements. These fees are in the form of non interest bearing promissory notes. Salary accruals in the form of management fees for Messrs. Evans, Ninneman and Ringo for the year 2000 were $28,500, $15,000 and $13,000 respectively. Salary accruals for Messrs. Evans, Ninneman and Ringo for the years 2001 and 2002, were $121,504, 77,000 and 88,000 respectively.

Promissory notes were issued to certain officers for loans to the Company for working capital. These Notes are listed as payable upon demand and accrue interest at 12% per annum. Don F. Evans, David D. Downing, Alan H. Ninneman and a former officer loaned $30,500, $58,000, $5,245 and $5,000, respectively.

The terms of transactions in this section are as fair to the Company as any transactions that could have been made with unaffiliated parties.

   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                              SHAREHOLDER MATTERS


Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "CYBL" since July 11, 2003. On October 22, 2003, the last trade price as reported by the Electronic Bulletin Board was $0.21. As of October __, 2003, we believe there were approximately 154 holders of record of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. Of this amount, 8,037,849 are currently issued and outstanding. The following description is a summary of the capital stock of Cyberlux and contains the material terms of the capital stock. Additional information can be found in Cyberlux 's Articles of Incorporation and Bylaws.

Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of 5,000,000 Shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. None of the shares of Preferred Stock are issued and outstanding.

Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

WARRANTS

We do not have any warrants outstanding.


TRANSFER AGENT

The transfer agent for the common stock is Pacific Stock Transfer Company and its telephone number is (702) 361-3033.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Nevada, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Cyberlux, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

                                     EXPERTS

The financial statements of Cyberlux incorporated herein have been so incorporated in reliance upon the report of Russell Bedford Stefanou Mirchandani, LLP, independent certified public accountants, given upon their authority as experts in auditing and accounting (which contains an explanatory paragraph regarding Cyberlux 's ability to continue as a going concern).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 17, 2002, G. Brad Beckstead ("Beckstead"), resigned as the Company's certifying accountant. Beckstead's reports on the Company's financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse claim or disclaimer of opinion; however, the audit report for the years ended December 31, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the year ended December 31, 2001 and the period May 17, 2000 (date of inception) through December 31, 2001, and the subsequent interim period through July 17, 2002, the Company has not had any disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Company engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford Stefanou Mirchandani") as its certifying accountant as of August 23, 2002 for the Company's fiscal year ending December 31, 2002. The Company had not consulted with Russell Bedford Stefanou Mirchandani prior to Russell Bedford Stefanou Mirchandani's retention on either application of accounting principles or the type of opinion Russell Bedford Stefanou Mirchandani might render on the Company's financial statements.

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by John W. Ringo, Attorney at Law, Marietta, Georgia. Mr. Ringo is secretary, corporate counsel, a director and shareholder of the Company.

                              AVAILABLE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Cyberlux Corporation and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Cyberlux Corporation, PO Box 2010, 50 Orange Road, Pinehurst, North Carolina 28370, Attention: Donald
F. Evans, President. We will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       FINANCIAL STATEMENTS AND SCHEDULES
                           DECEMBER 31, 2002 AND 2001

                         FORMING A PART OF ANNUAL REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

                              CYBERLUX CORPORATION

                              CYBERLUX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

================================================================================================================
                                                                                                      Page
================================================================================================================
Report of Independent Certified Public Accountants                                                    F-3
================================================================================================================
Balance Sheet at December 31, 2002                                                                    F-4
================================================================================================================
Statements of Losses for the Years ended December 31, 2002 and 2001 and for the Period                F-5
May 17, 2000 (Date of Inception) through December 31, 2002
================================================================================================================
Statement of Deficiency in Stockholders' Equity for the Period May 17, 2000 (Date of               F-6 - F-8
Inception) through December 31, 2002
================================================================================================================
Statements of Cash Flows for the Years ended December 31, 2002 and 2001 and  for the               F-9 - F10
Period May 17, 2000 (Date of Inception) through December 31, 2002
================================================================================================================
Notes to Financial Statements                                                                     F-11 - F-30
================================================================================================================

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                ------------------------------------------------

Board of Directors
Cyberlux Corporation
50 ORANGE ROAD, PO BOX 2010, PINEHURST, NORTH CAROLINA 28370-2010

We have audited the accompanying balance sheet of Cyberlux Corporation (the "Company"), a development stage company, as of December 31, 2002 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2002 . The company's financial statements as of December 31, 2001 were audited by another auditor whose reports, dated June 14, 2002 and December 10, 2002, on those statements included an explanatory paragraph that described the uncertainty regarding the company's ability to continue as a going concern. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberlux Corporation as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. We express no opinion on the cumulative period from inception through December 31, 2001.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               --------------------------------------------
                               Russell Bedford Stefanou Mirchandani LLP
                               Certified Public Accountants

New York, New York
April 4, 2003

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002



                                     ASSETS

Current Assets:
Cash                                                                              $    26,086
Prepaid design services                                                                20,000
          Total Current Assets                                                    $    46,086

Fixed assets (Net of accumulated depreciation of $23,050)                              79,443

Other Assets:
Deposit                                                                                 8,614
                                                                                  $   134,143

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY


Current Liabilities:
Accrued interest                                                                  $    44,427
Other accrued liabilities                                                              95,971
MANAGEMENT FEES PAYABLE - RELATED PARTY (NOTE E)                                      546,508
     Short-term notes payable - shareholders (Note E)                                 123,545
     Short-term notes payable (Note B)                                                365,000
          Total Current Liabilities                                                 1,175,451

Commitments and contingencies (Note F)

DEFICIENCY IN STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 5,000,000
shares authorized, no shares issued and Outstanding                                      --
Common stock, $0.001 par value, 20,000,000
authorized; 6,628,396 shares issued and outstanding                                     6,628
Additional paid-in capital                                                            745,593
Subscription receivable                                                                (2,500)
(Deficit) accumulated during development stage                                     (1,791,029)
          TOTAL DEFICIENCY STOCKHOLDERS' EQUITY                                    (1,041,308)

                                                                                  $   134,143

                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                               Statement of Losses



                                                    Year ended               Year ended                  May 17,2000
                                                    December 31,             December 31,              (inception) to
                                                        2002                     2001                   December 31,
                                                        ----                     ----                        2002
                                                                                                             ----
Revenues                                            $                          $                          $

Cost of goods sold                                                                     --
GROSS PROFIT (LOSS )                                                                   --
OPERATING EXPENSES:

Marketing and advertising expense                         8,500                     74,535                    127,048
Depreciation and Amortization expenses                   63,768                     14,856                     79,300
Organizational expenses                                    --                         --                       25,473
Research and development costs                            1,250                     85,500                    244,064
Management and consulting fees -
related party                                           350,504                    263,088                    767,322
General and administrative expenses                     179,162                    153,994                    404,197
TOTAL OPERATING EXPENSES                                603,184                    591,973                  1,647,404
(LOSS) FROM OPERATIONS                                 (603,184)               $  (591,973)               $(1,647,404)
OTHER INCOME (EXPENSES):
Interest (expenses)                                     (96,920)                   (44,301)                  (143,665)
Interest income                                            --                         --                           40
Income (tax) benefit                                       --                         --                         --
NET (LOSS)                                          $  (700,104)               $  (636,274)               $(1,791,029)
   (Loss) per common share
   (basic and assuming dilution)                           (.11)                      (.13)                      (.28)
Weighted average shares outstanding                   6,241,585                  5,061,350                  6,241,585


                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                           Statement of Deficiency in
                  Stockholders Equity For the period ended May
                 17,2000 (Date of Inception) to December 31,2002



                                                                                                           Accumu-
                                                                                                  Stock    lated
                                                                                      Additional subscrip- Develop-
                                             Preferred    Stock     Common    Stock    Paid in     tion     ment
                                              Shares      Amount     Shares   Amount   Capital   receivable Stage       Total
Common shares issued in May 2000 to
Founders  in exchange for cash at $.001
per share                                       -             -    1,640,000 $1,640  $     560    -          -          2,200
Common shares issued in May 2000 for
research and development services valued
at $0.09 per share                                                   750,000    750     68,003    -          -         68,753
Common shares issued in May 2000 in
exchange for services valued at $ 0.05
per share                                                            875,000    875     35,710    -          -         36,585
Common shares issued in July 2000 in
exchange for convertible debt at $ 0.15
per share                                                            288,000    288     39,712    -          -         40,000
Capital contributed by principal
shareholders                                                                            16,000    -          -         16,000
Common shares issued in November,2000
for cash in connection with private
placement at $0.15 per share                                         640,171    640     95,386    -          -         96,026
Common shares issued in November,2000 in
exchange for services valued at $ 0.15
per share for consulting services                                    122,795    123     18,296    -          -         18,419

Net (loss)                                                           -         -        -         -        (454,651) (454,651)
                                                                                                          --------- ---------
BALANCE, DECEMBER 31, 2000                                         4,315,966  4,316    273,667    -        (454,651) (176,668)
Common shares issued in January, 2001 in
exchange for convertible debt at $0.15
per share                                                            698,782    699    104,118    -          -        104,817
Stock options issued in May, 2001 valued
at $0.15 per option, in exchange for
services                                                                                52,500                         52,500
Common shares issued in September 2001
for cash in connection with exercise of
warrant of $0.15 per share                                             3,000      3        447    -          -            450
Common shares issued in September 2001
for cash in connection with exercise of
warrant at $0.10 per share                                           133,000    133     13,167    -          -         13,300
Common shares issued in October 2001
valued at $ 0.15 per warrant., in
exchange for placement  of debt                                      -         -        75,000    -          -         75,000
Common shares issued in November 2001
for cash in connection with exercise of
warrant at $0.001 per share                                          500,000    500     -         -          -            500


                              CYBERLUX CORPORATION
                          (A Development Stage Company)
                           Statement of Deficiency in
                  Stockholders Equity For the period ended May
                 17,2000 (Date of Inception) to December 31,2002


                                                                                                          Deficit
                                                                                                          Accumulated
                                                                                Additional     Stock       During
                                 Preferred    Stock     Common       Stock       Paid in    subscription Development
                                  Shares      Amount    Shares       Amount      Capital     receivable     Stage         Total
Common shares issued in                                   350,000          350      -            -            -                350
November 2001 for cash in
connection with exercise of
options at 0.001 per share
Common shares issued in                                   133,961          134       66,847      -            -              66,981
December 2001 in exchange for
convertible debt at $0.50 per
share
Common shares issued in                                    17,687           18        8,825      -            -              8,843
December 2001 in exchange for
debt at $0.50 per share
NET LOSS                                                                                                    (636,274)     (636,274)
BALANCE, DECEMBER 31, 2001                              6,152,396        6,152      594,571      -        (1,090,925)     (490,171)
Common shares issued in May                                70,000           70       49,928      -            -             49,998
2002, in exchange for services
valued at $0.70 per share
Common shares issued in Nov.                              150,000          150       37,350      -            -             37,500
2002 in exchange for services
vakued at $0.25 per share
Common shares issued in Dec                               256,000          256       63,744      -            -             64,000
2002 as rights offering at
$0.25 per share
Subscription Receivable for                                            -            -            (2,500)      -
10,000 shares issued                                                                                                        (2,500)
NET LOSS                                                   -           -            -                       (700,104)     (700,104)
BALANCE, DECEMBER 31, 2002                              6,628,396        6,628      745,593      (2,500)  (1,791,029)   (1,041,308)


                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                             STATEMENT OF CASHFLOWS


                                                                                      May 17, 2000
                                                                  Year ended         (inception) to
                                                                  December 31,        December 31,
                                                            2002            2001          2002
                                                            ----            ----          ----
Cash flows from operating activities
Net (loss)                                                $(700,104)     $(636,274)     $(1,791,029)
Depreciation and Amortization                                82,518         14,856           98,050
Write off Extension of loan exps                             25,000           --             25,000
Stock options issued for consulting services                   --           52,500          107,504
Shares issued for consulting services                        87,498         87,498
Shares issued for research and development                     --             --             68,753
Adjustments to reconcile net (loss) to cash
  (used) by operating activities:
(Increase) in deposit                                        (1,795)        (5,000)          (8,614)
Increase in accrued interest                                 28,409         14,751           44,427
Decrease in other assets, net                                 6,812         21,373           28,185
Increase in other accrued liabilities                        92,722          3,250           95,972
Increase in management fees payable                         260,004        230,004          546,508
                                                          ---------      ---------      -----------
NET CASH (USED) BY OPERATING ACTIVITIES                    (118,936)      (304,540)        (697,746)
Cash flows from investing activities:
Purchase of fixed assets, net                               (52,880)       (45,400)        (102,494)
                                                          ---------      ---------      -----------
NET CASH ( USED IN )INVESTING ACTIVITIES                    (52,880)       (45,400)        (102,494)
Cash flows from financing activities:                          --             --
Proceeds from short-term notes payable, net                  80,000           --             80,000
Proceeds from notes payable, net                               --          260,000          432,455
Proceeds from short-term notes payable - shareholders        25,800         84,245          123,545
Donated capital                                                --             --             16,000
Insurance of common stock                                    61,500         14,600          174,326
                                                          ---------      ---------      -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   167,300        358,845          825,326
                                                          ---------      ---------      -----------
NET ( DECREASE )INCREASE IN CASH                             (4,516)         8,905           26,086
CASH - BEGINNING                                             30,602         21,697             --
                                                                         ---------      -----------
Cash - ending                                             $  26,086      $  30,602      $    26,086
SUPPLEMENTAL DISCLOSURES:
Interest paid                                             $  49,475      $    --        $    50,677
Income taxes paid                                              --             --               --
Non cash investing and financing activities
Shares issued for R&D and consulting services                37,500           --            106,253
Shares issued in exchange of debt                              --          180,641          220,641
Warrents issued in connection with financing stock             --           75,000           75,000
Options issued in connection with services rendered            --           52,500           52,500
Shares issued in connection with services                    49,998           --            105,002

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation (the "Company") is incorporated under the laws of the State of Nevada. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No. 7") and is seeking to develop, manufacture and market long-term portable lighting products for commercial and industrial us. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2002, the Company has accumulated losses of $1,791,029.

REVENUE RECOGNITION

The Company will follow policy of recognizing subscriber fee income as revenue in the period the services are provided and the products shipped.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2002 and 2001 respectively.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

 NOTE A-SUMMARY OF ACCOUNTING POLICIES ( CONTINUED )

FIXED ASSETS

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives

ADVERTISING COSTS

The Company expenses all costs of advertising as incurred. Advertising costs totaled $8,500 and $74,535 in 2002 and 2001, respectively.

IMPAIRMENT OF LONG LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and will adopt the interim disclosure provisions for its financial reports for the quarter ended March 31, 2003.

LOSS PER SHARE

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.

SEGMENT REPORTING

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

INCOME TAXES

The Company follows Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse

RECENT PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

RECENT PRONOUNCEMENTS (CONTINUED)

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

RECENT PRONOUNCEMENTS (CONTINUED)

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

RECENT PRONOUNCEMENTS (CONTINUED)

residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

Notes payable at December 31, 2002 are as follows:

10 % convertible note payable, unsecured and due September, 2003; accrued and unpaid interest due at maturity ; Noteholder has the option to convert unpaid note principal together with accrued and unpaid
interest to the Company's common stock at a rate of $ .50 per share.                                          $ 2,500

10 % convertible notes payable, unsecured and due  March , 2003; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid
interest to the Company's common stock at a rate of $ 1.00 per share.                                           7,500

10 % convertible notes payable, unsecured and due  March , 2003; accrued and unpaid interest due at maturity; Noteholders has the option to convert unpaid note principal together with accrued and unpaid
interest to the Company's common stock at a rate of $ .50 per share.                                           25,000

10 % notes payable, unsecured and due  March , 2003; accrued and unpaid interest due at maturity;
Noteholders has the option to convert unpaid note principal together with accrued and unpaid interest to
the Company's common stock at a rate of $ 1.00 per share.                                                      10,000

10 % notes payable, unsecured and due  March , 2003; accrued and unpaid interest due at maturity;
Noteholders has the option to convert unpaid note principal together with accrued and unpaid interest to
the Company's common stock at a rate of $ 1.00 per share.                                                      40,000

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A-SUMMARY OF ACCOUNTING POLICIES

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES
( CONTINUED )
--------------


18% note payable , interest payable monthly  and due June, 2003; note secured by Company's assets and pledge of  3,265,000 shares of the Company's common stock owned by Company's principal shareholders and officers; Noteholder has the option to convert  unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of  $ .15 per share or a price per share equal to 85 %
of the average daily bid price over the ten preceding days prior to the date of conversion.                            195,000

10% Convertible note payable , unsecured and due October 2003; accrued and unpaid interest due at maturity;
Noteholder has the option to convert  unpaid note principal together with accrued and unpaid interest to
the Company's common stock at   $ .25 per share.                                                                        75,000

10% convertible note payable , unsecured and due October 2003 ; accrued and unpaid interest due at maturity; Noteholder has the option to convert unpaid note principal together with accrued and unpaid
interest to the Company's common stock at the lower of  $ .50 per share.                                                 5,000


10 % note payable, unsecured , accrued and unpaid interest and principal  payable on demand.                             5,000
                                                                                                                         -----
                                                                                                                       365,000
Less: current portion                                                                                                 (365,000)
                                                                                                                ---------------
Total                                                                                                          $              -
Total interest expense at December 31,2002 and 2001 of $96,920 and $44,301 includes a loan origination fee of $43,750 and $17,500 respectively.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - STOCKHOLDER'S EQUITY

The Company has authorized 20,000,000 shares of common stock, with a par value of $.001 per share. The Company has also authorized 5,000,000 shares if preferred stock, with a par value of $.001 per share. During May, 2000, the Company issued 1,640,000 shares of its common stock to its founders in exchange for cash of $2,200.

During May 2000, the Company issued 750,000 shares of its common stock in exchange for research and development and organizational costs paid for by Research Econometrics, LLP the totaling $68,753. The stock issued was valued at approximately $.09 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During May 2000, the Company issued 875,000 shares of its common stock to an officer of the Company for consulting services valued at $36,585. The stock issued was valued at approximately $.05 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered. In May, 2000 the Company issued $40,000 of notes payable convertible into the Company's common stock at a price equal to $.15 per share . In July 2000, the holders of the notes payable elected to convert $ 40,000 of the notes , plus accrued interest , in exchange for 288,000 shares of the Company's common stock.

In November , 2000 the Company issued 640,171 shares of common stock in exchange for $ 96,026 in connection with a private placement memorandum, net of costs.

During November 2000, the Company issued 122,795 shares of its common stock in exchange for services totaling $18,419. The stock issued was valued at approximately $.15 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered. In January 2001, holders of the Company's convertible notes payable elected to convert $104,817 of debt in exchange for 698,782 shares of the Company's common stock .

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - STOCKHOLDER'S EQUITY (CONTINUED)

In May, 2001, the Company granted certain officers of the Company options to purchase 350,000 shares the Company's common stock at its par value for services rendered.. The options issued were valued at $ .15 per share, or $52,500 which represents the fair value of the option issued, which did not differ materially from the value of the services received. In November, 2001, the officers elected to exercise their options to purchase the stock for $350.

In connection with the placement of the Company's Note Payable in October, 2001, the Company issued warrants to purchase 500,000 shares of the Company's common stock at par value to the holders of the Note. The warrant agreement expires October 22, 2004, and is callable upon election by the Company. The 500,000 warrants are valued at $0.15 per warrant, or $75,000, which represents the fair value of the warrants issued and is being amortized over the life of the loan. The warrant was exercised in November 2001. Amortization expense of $ 50,000 and $12,500 was charged to operations in 2002 and 2001, respectively.

During the year ended December 31, 2001, certain warrant holders elected to convert their warrants to 636,000 shares of the Company's $0.001 par value common stock for cash of $ 14,250. In December 2001, holders of the Company's convertible notes payable elected to convert $ 75,824 of debt in exchange for 151,648 shares of the Company's common stock.

During May 2002, the Company issued 70,000 shares of its common stock in exchange for services totaling $49,998. The stock issued was valued at approximately $.70 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During November 2002, the Company issued 150,000 shares of its common stock in exchange for services totaling $ 37,500. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December , 2002 the Company issued 256,000 shares of common stock in exchange for $ 64,000 for cash in connection with a private placement memorandum, net of costs.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE D - RELATED PARTY TRANSACTIONS

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the years ending December 31, 2002 and 2001 was $13,185 and $15,806, respectively.

The Company incurred management fees to its officers totaling $350,504 and $263,088 during the years ended December 31, 2002 and December 31, 2001, respectively. Unpaid management fees aggregate $546,508 as of December 31, 2002.

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes accruing interest at 12% per annum. As of December 31, 2002 , the balance due to the officers is $ 123,545.

NOTE E-COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. directors and officers. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE F-LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:



                                                  2002                  2001
Net  loss available to Common stockholders     $(700,104)           $(636,274)
Basic and diluted earning (loss) per share         (0.11)               (0.13)
Weighted average common shares outstanding     6,241,585            5,061,350

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE G - INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. At December 31, 2002, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $ 1,791,000, expiring in the year 2022, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

Components of deferred tax assets as of December 31, 2002 are as follows:

     Non current:
     Net operating loss carry forward                        $     930,000
     Valuation allowance                                     $    (930,000)
                                                             --------------
     Net deferred tax asset                                  $           -

The realization of these net operating loss carry forwards is dependent upon generating taxable income prior to the related year of expiration. The amount of carry forward that may be utilized in any future tax year may also be subject to certain limitations, including limitations as a result of certain stockholder ownership changes in which may be beyond the control of the Company

NOTE I- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2002 and 2001, the Company incurred losses from operations of $700,104 and $636,274, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

                              CYBERLUX CORPORATION
                         ( A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE I- GOING CONCERN MATTERS ( CONTINUED )

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                              FINANCIAL STATEMENTS

                                  JUNE 30, 2003



                       FORMING A PART OF QUARTERLY REPORT
                 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934


                              CYBERLUX CORPORATION

                              CYBERLUX CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Condensed Balance Sheets at June 30, 2003 and December 31, 2002                                   F-3

Condensed Statement of Losses for the three months ended June 30, 2003 and June 30, 2002          F-4
, six months ended June 30, 2003 and June 30, 2002  and the Period May  17, 2000 (date of inception) through June 30, 2003

Condensed Statement of Cash Flows for the six months  ended June 30, 2003 and 2002 and        F-5 TO F-6
the Period May 17, 2000 (date of inception) through June  30, 2003

Condensed Statement of Stockholders' Equity  for the Period May 17, 2000 (date of                 F-7
inception) through June 30, 2003

Notes to Financial Statements                                                                 F-8 TO F-9

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS


                                                                JUNE 30, 2003     DECEMBER 31 ,
                                                                 ( UNAUDITED)         2002
                                                                                    ( AUDITED)
                                                                 ----------       ------------
                            ASSETS
Current Assets:
     Cash and equivalents                                        $     1,875      $    26,086
     Prepaid design services                                            --             20,000

           TOTAL CURRENT ASSETS                                  $     1,875      $    46,086
                                                                 ===========      ===========

PROPERTY AND EQUIPMENT-NET OF ACCUMUALATED DEPRECIATION OF $          69,194           79,443
33,300 AND $ 23,051 RESPECTIVELY

Other assets
Prepaid expenses                                                        --               --
Deposits                                                               8,614            8,614
                                                                       8,614            8,614
                                                                 -----------      -----------

TOTAL ASSETS                                                     $    79,683      $   134,143
                                                                 ===========      ===========

      LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term notes payable                                         $   325,000      $   365,000
Short term notes payable-shareholders                                183,045          123,545
Management fees payable-related party                                819,508          546,508
Accrued interest                                                      50,277           44,427
Other accrued liabilities                                            241,430           95,971
                                                                 -----------      -----------
        TOTAL CURRENT LIABILITIES                                  1,619,260        1,175,451
                                                                 -----------      -----------

COMMITMENTS AND CONTINGENCIES                                                            --

DEFICIENCY IN STOCKHOLDERS' EQUITY
(NOTE C)
Preferred Stock, $.001 par value per share;
5,000,000 shares authorized, none issued and outstanding                --               --
Common Stock, $.001 par value per share,  100,000,000 shares authorized, 7,587,849 and 6,628,396 shares issued and
outstanding at June 30, 2003 and December 31, 2002                     7,588            6,628
respectively
Additional paid in capital                                         1,078,913          745,593
Subscription receivable                                                 --             (2,500)
                                                                 -----------      -----------
Deficit accumulated during development stage                      (2,626,078)      (1,791,029)
                                                                 -----------      -----------
       Deficiency in stockholder's equity                         (1,539,577)
                                                                 -----------      -----------
                                                                                   (1,041,308)
                                                                 -----------      -----------
Total                                                            $    79,683      $   134,143
                                                                 ===========      ===========



                (See accompanying notes to financial statements)

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          CONDENSED STATEMENT OF LOSSES
                                  ( UNAUDITED )




                                                                                                                  For the
                                         For three        For three        For the six      For the six     period May 17,2000
                                       months ended      months ended    months June 30,    months June     (date of inception)
                                       June 30, 2003    June 30, 2002         2003            30, 2002     through June 30, 2003
REVENUES:                                $        -        $       -        $        -        $       -           $         -

Costs and expenses:
   General and administrative                356,937          119,895           560,866          217,252             2,128,970
   Depreciation and Amortization             230,124           23,844           235,249           46,624               314,549
                                         -----------      -----------      ------------      -----------         -------------
    TOTAL COSTS AND EXPENSES                 587,061          143,739           796,115          263,876             2,443,519

Other income and (expenses):

 Interest Income                                  -                -                 -                -                     40
 Interest Expenses                           (18,017)         (15,397)          (38,934)         (26,625)             (182,599)

Loss from operations                        (605,078)        (159,136)         (835,049)        (290,501)           (2,626,078)


     Income (taxes) benefit                       -                -                 -                -                     -
     Net loss                            $  (605,078)      $ (159,136)      $  (835,049)      $ (290,501)         $ (2,626,078)
                                         ===========      ===========       ===========      ===========         =============
Loss per common share (basic and
  assuming dilution)                     $     (0.09)      $    (0.03)      $     (0.12)      $    (0.05)         $      (0.34)
                                         ===========      ===========       ===========      ===========         =============
Weighted average shares outstanding        6,946,684        6,187,396         6,946,684        6,169,896             6,946,684
                                         ===========      ===========       ===========      ===========         =============



                (See accompanying notes to financial statements)

                           CYBERLUX CORPORATION
                 ( A Development Stage Company)

           CONDENSED STATEMENT OF DEFICIENCY IN
                   STOCKHOLDERS' EQUITY FOR THE
PERIOD MAY 17, 2000 (DATE OF INCEPTION) THROUGH
                                  JUNE 30, 2003




                                                                                    (Unaudited)

                                                                          Common                      Additional
                                                                          Stock                        Paid in            Stock
                                                                                                       Capital         Subscription
                                                               Shares                 Amount                            Receivable
                                                             ---------            ---------------    ------------    ---------------
Common shares issued in May, 2000 to founders in               1,640,000             $   1,640        $       560
exchange for cash at $. 001 per share.

Common shares issued in May, 2000 in exchange for for            750,000             $     750        $    68,003
research and development services valued at $.09 per
share

Common shares issued in May, 2000 in exchange for                875,000                   875             35,710
services valued @ $. 05 per share

Common shares issued in July, 2000 in exchange for               288,000                   288             39,712
convertible debt at $ .15 per share

Capital contributed by principal shareholders                       --                    --               16,000

Common shares issued in November , 2000 for cash in              640,171                   640             95,386
connection with private placement at $. 15 per share

Common shares issued in November, 20000 in exchange for          122,795                   123             18,296
services valued @ $. 15 per share hares issued for
consulting services

Net (loss)                                                          --                    --                  --                --
                                                               ---------              ---------        -----------          --------
Balance, December 31, 2000                                     4,315,966             $   4,316        $   273,667               --

Common shares issued in January , 2001 in exchange for           698,782                   699            104,118
convertible debt at $ .15 per share

Stock options issued in May, 2001, valued at $. 15 per                                                     52,500
option, in exchange for services



                                                                Deficiency
                                                             Accumulated During
                                                             Development Stage
                                                                                           Total in
                                                                                      Stockholders' Equity
                                                             ------------------       --------------------
Common shares issued in May, 2000 to founders in                                          $   2,200
exchange for cash at $. 001 per share.

Common shares issued in May, 2000 in exchange for                                         $  68,753
research and development services valued at $.09 per
share

Common shares issued in May, 2000 in exchange for                                            36,585
services valued @ $. 05 per share

Common shares issued in July, 2000 in exchange for                                           40,000
convertible debt at $ .15 per share

Capital contributed by principal shareholders                                                16,000

Common shares issued in November , 2000 for cash in                                          96,026
connection with private placement at $. 15 per share

Common shares issued in November, 20000 in exchange for                                      18,419
services valued @ $. 15 per share hares issued for
consulting services

Net (loss)                                                      (454,651)                  (454,651)
                                                               ------------             --------------
Balance, December 31, 2000                                     $(454,651.00)              $(176,668.00)

Common shares issued in January , 2001 in exchange for                 --                   104,817
convertible debt at $ .15 per share

Stock options issued in May, 2001, valued at $. 15 per                 --                    52,500
option, in exchange for services




(See accompanying notes to financial statements

CYBERLUX CORPORATION
( A Development Stage Company)

CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
FOR THE PERIOD MAY 17, 2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2003


 Warrant  issued in May 2001, valued at $. 15 per warrant,           -                -          75,000
                         in exchange for placement of debt

   Common  shares  issued in September , 2001 for cash in        3,000                3             447
   connection with exercise of warrant at  $.15 per share

   Common  shares  issued in September  , 2001 for cash in     133,000              133          13,167
   connection with exercise of warrant at  $.10 per share

    Common  shares  issued in November , 2001 for cash  in     500,000              500              --
 connection with exercise of warrant at  $.0001 per share

    Common  shares  issued in November , 2001 for cash  in    350,000               350              --
 connection with exercise of options at  $.0001 per share

  Common shares issued  in December , 2001 in exchange for     133,961              134          66,847
                       convertible debt at $ .50 per share

    Common shares issued  in  December  , 2001 in exchange      17,687               18           8,825
                              for  debt at $ .50 per share
                                                Net (loss)         --                --              --          --
                                                             ---------        ---------      -----------    --------

                                BALANCE, DECEMBER 31, 2001   6,152,396        $   6,152      $  594,571          --

       Common shares issued  in May, 2002  in exchange for      70,000               70          48,930
                      services valued  at  $. 70 per share

         Common shares issued in Nov, 2002 in exchange for     150,000              150          37,350
                        services valued at $0.25 per share

   Common shares issued in Dec. 2002 as rights offering at     256,000              256          63,744
                                           $0.25 per share

          Subscription Receivable for 10,000 shares issued                                                   (2,500)
                                                                   --                --              --          --
                                                             ---------        ---------      -----------    --------

                                                 Net loss
                              BALANCE AT DECEMBER 31, 2002   6,628,396           $6,628        $745,593     $(2,500)

          Common  shares issued in March, 2003 for cash in     250,000              250
   connection with exercise of options at $0.001 per share
                     Funds received for stock subscription                                                    2,500

       Common Shares issued to Cornell Capital Partners in     300,000              300         224,700
  March, 2003 in connection with Loan Commitment valued at
                                           $0.75 per share



 Warrant  issued in May 2001, valued at $. 15 per warrant,              --            75,000
                         in exchange for placement of debt

   Common  shares  issued in September  , 2001 for cash in              --               450
   connection with exercise of warrant at  $.15 per share

   Common  shares  issued in September  , 2001 for cash in              --            13,300
   connection with exercise of warrant at  $.10 per share

    Common  shares  issued in November , 2001 for cash  in              --               500
 connection with exercise of warrant at  $.0001 per share

    Common  shares  issued in November , 2001 for cash  in              --               350
 connection with exercise of options at  $.0001 per share

  Common shares issued  in December , 2001 in exchange for              --            66,981
                       convertible debt at $ .50 per share

    Common shares issued  in  December  , 2001 in exchange              --             8,843
                              for  debt at $ .50 per share
                                                Net (loss)        (636,274)         (636,274)
                                                              -------------      --------------

                                BALANCE, DECEMBER 31, 2001    $ (1,090,925)     $   (490,202)

       Common shares issued  in May, 2002  in exchange for              --            49,000
                      services valued  at  $. 70 per share

         Common shares issued in Nov, 2002 in exchange for                            37,500
                        services valued at $0.25 per share

   Common shares issued in Dec. 2002 as rights offering at                            64,000
                                           $0.25 per share

          Subscription Receivable for 10,000 shares issued                            (2,500)
                                                                  (700,104)         (700,104)
                                                              -------------      --------------

                                                 Net loss
                              BALANCE AT DECEMBER 31, 2002     $(1,791,029)      $(1,041,308)

          Common  shares issued in March, 2003 for cash in                               250
   connection with exercise of options at $0.001 per share
                     Funds received for stock subscription                             2,500

       Common Shares issued to Cornell Capital Partners in                           225,000
  March, 2003 in connection with Loan Commitment valued at
                                           $0.75 per share



       Common shares issues in March, 2003 in exchange for      13,333               14           9,987
                        services valued at $0.75 per share

                                                  Net Loss          --               --              --          --
                                                             ---------        ---------      -----------    --------
                                  BALANCE,  MARCH 31, 2003   7,191,729           $7,192        $980,280     $    --

   Robrady Design Note was converted into 196,120 Shares @     196,120              196          48,833
                                            .25 Per share.

      Common Shares issued to Mark Schmidt for services in     200,000              200          49,800
  June, 2003.  The 200,000 shares were issued at $0.25 per
                                                    share.
                                                  Net Loss          --               --              --          --
                                                             ---------        ---------      -----------    --------
                                   BALANCE,  JUNE 30, 2003   7,587,849            7,588      $1,078,913     $    --



       Common shares issues in March, 2003 in exchange for                           10,001
                        services valued at $0.75 per share

                                                  Net Loss       (229,971)         (229,971)
                                                             -------------      --------------
                                  BALANCE,  MARCH 31, 2003    $(2,021,000)      $(1,033,528)

   Robrady Design Note was converted into 196,120 Shares @                           49,029
                                            .25 Per share.

      Common Shares issued to Mark Schmidt for services in                           50,000
  June, 2003.  The 200,000 shares were issued at $0.25 per
                                                    share.
                                                  Net Loss       (605,078)         (605,078)
                                                             -------------      --------------
                                   BALANCE,  JUNE 30, 2003    $(2,626,078)      $(1,539,577)


                (See accompanying notes to financial statements)

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  ( UNAUDITED )


                                                                                                              For the period May
                                                                  For Six              For the Six             17, 2000 (Date of
                                                                Months ended          months ended            inception) to June
                                                               June 30, 2003          June 30, 2002                30, 2003
                                                              ---------------         ------------            -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                      $      (835,049)         $      (290,501)         $   (2,626,078)
Depreciation and amortization                                         235,249                   46,624
                                                                                                                       333,299
Stock issued for accrued interest on notes payable                      9,030                     --                     9,030
Write off extension of loan expenses                                     --                       --                    25,000
Stock options issued for consulting services                             --                       --                   107,502
Shares issued for consulting services                                  60,000                   49,000                 147,498
Shares issued for research and development                               --                       --                    68,753
CHANGES IN ASSETS AND LIABILITIES
Increase in deposits                                                     --                     (1,795)                 (8,614)
Decrease in other current assets                                       20,000                    7,412                  48,185
Increase in accrued interest                                            5,852                   10,008                  50,277
Increase in management fee payable-related party                      273,000                  117,002                 819,508
Increase in other accrued liabilities                                 145,457                     --                   241,430
                                                              ---------------          ---------------          --------------
NET CASH USED IN OPERATING ACTIVITIES                                 (86,461)                 (62,251)               (784,210)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of Property and Equipment                                      --                    (59,935)               (102,494)
                                                              ---------------          ---------------          --------------
NET CASH USED IN INVESTING ACTIVITIES                                    --                    (59,935)               (102,494)

CASH PROVIDED FINANCING ACTIVITIES
Proceeds from short term notes payable net                               --                     75,000                  80,000
Proceeds from note payable-net                                           --                       --                   432,455
Proceeds from short term notes payable-shareholders                    59,500                   17,300                 183,045
Capital contributed by shareholders                                      --                       --                    16,000

Receipts from subscription receivable                                   2,500                     --                     2,500

Issuance of common stock                                                  250                     --                   174,576
                                                              ---------------          ---------------          --------------
NET CASH PROVIDED FINANCING ACTIVITIES                                 62,250                   92,300                 888,576

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (24,211)                 (29,886)                  1,875
Cash and cash equivalents, beginning of year / period                  26,086                   30,602                    --
                                                              ---------------          ---------------          --------------
Cash and cash equivalents, end of the year / period           $         1,875          $           716          $        1,875

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest                      $        18,202          $        15,397          $       37,354
Cash paid during the period for taxes                                    --                       --                      --



                (See accompanying notes to financial statements)

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  ( UNAUDITED )



                                                                For six     For the six  For the period May
                                                           months ended    months ended   17, 2000 (Date of
                                                         June  30, 2003   June 30, 2002  inception) to June
                                                                                                   30, 2003
                                                         --------------   -------------  ------------------

NON CASH DISCLOSURES :
Shares issued for research and development and                        -               -             106,253
consulting
Shares issued for conversion of debt                              9,030          49,030             269,475
Warrants issued in connection with financing                          -               -              75,000
Options issued in connection with services                            -               -              52,500
Shares issued in connection with loan commitment                      -               -             300,000
Shares issued in connection with services                        60,000          50,000             118,535



                (See accompanying notes to financial statements)

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  ( UNAUDITED )

NOTE A-SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments ( consisting of normal recurring accruals ) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six months period ended June 30, 2003, are not necessarily indicative of the results that may expected for the year ending December 31, 2003. The unaudited condensed financial statements should be read in conjunction with the December 31, 2002 financial statements and footnotes thereto included in the Company's SEC Form 10 QSB.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation ("Company") was formed on May 17, 2000 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to seeking profitable business opportunities. . From its inception through the date of these financial statements the Company has recognized limited revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2003, the Company has accumulated losses of $ 2,626,078.

RECLASSIFICATION

Certain prior period amounts have been reclassified for comparative purposes.


NEW ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2002, the Company adopted SFAS No.142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with definitive lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write downs to be included in results from operations may be necessary. SFAS No.142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test is recorded as a cumulative effect of a change in accounting principle. The adoption of SFAS 142 had no material impact on the Company's condensed financial statements.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  ( Unaudited )

NEW ACCOUNTING PRONOUNCEMENTS ( CONTINUED )


SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  ( Unaudited )



NEW ACCOUNTING PRONOUNCEMENTS ( CONTINUED )


In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  ( Unaudited )



In April 2003, the FASB issued Statement No.149, " Amendment of Statement of 133 on Derivative Instruments and Hedging Activities ", which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of this statement did not have a material impact on the Company's financial position.

In May 2003, the FASB issued Statement No. 150, " Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The adoption of this statement did not have a material impact on the Company's financial position.


PREPAID DESIGN SERVICES
On May 20, 2003, the Company expensed $ 20,000 design services expenses previosuly paid to Robrady.

SHORT TERM NOTE PAYABLE
On May 20, 2003, the Company retired note payable and interest accrued thereon till that date to Robrady and paid 196,120 common stock at $ 0.25 per share totaling to $49,030.

The Company currently is in default of repayment of note payable $ 195,000 to OneCap and the creditor has not waived the Note.

COMMON STOCK

On May 20, 2003, the Company issued 196,120 shares @ $ 0.25 per share to Robrady Design to convert note payable $ 49,030 including Interest and Principal.. The Company valued the shares issued at approximately $0.25 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 10, 2003, Mark D. Schmidt was issued 200,000 shares @ $0.25 in connection with the terms and conditions of his employment agreement with the Company for $50,000. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.25 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyberlux's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following  table sets forth  estimated  expenses  expected to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. All expenses will be paid by Cyberlux.

     Securities and Exchange Commission Registration Fee                $ 2,592
     Printing and Engraving Expenses                                    $   100
     Accounting Fees and Expenses                                       $ 1,500
     Legal Fees and Expenses                                            $20,000
     Blue Sky Qualification Fees and Expenses                           $ 1,000
     Miscellaneous                                                      $ 2,000
                                                                        -------
     TOTAL                                                              $27,192
                                                                        =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The following discussion describes all the securities we have sold within the past three fiscal years. On May 17, 2000, we were incorporated under the laws of the State of Nevada as Cyberlux Corporation. We are authorized to issue
20,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001.

On May 19, 2000, we issued 1,640,000 shares of our common stock, with par value of $0.001 per share to nine founding individuals which were fully paid and non-assessable in exchange for cash of $2,200. All Shares issued by the Company were issued in accordance with Section 4(2) of the Securities Act of 1933, as amended (the Securities Act).

During May 2000, we issued 750,000 shares of our $0.001 par value common stock in exchange for research and development costs paid by Research Econometrics, LLP in the amount of $68,753. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

During May 2000, the Company issued 875,000 shares of its $0.001 par value common stock to Donald F. Evans in exchange for consulting services valued at $36, 585. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

During May 2000, we issued 288,000 shares of our $0.001 par value common stock in exchange for convertible debentures in the amount of $40,000 in accordance with Section 4(2) of the Securities Act.. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

On November 30, 2000, we completed a public offering of shares of common stock in accordance with Regulation D, Rule 504 of the Securities Act of 1933, as amended, and the registration by qualification of the offering in the State of Nevada and the State of Arkansas. This offering was conducted on a best efforts basis and was not underwritten. We sold 640,171 shares of common stock, par value, at a price of $0.15 per share to 51 unaffiliated shareholders of record, none of whom were or are our officers or directors. The offering was sold for $96,026 in cash.

During November 2000, 122,795 shares of common stock were issued to a consulting firm in services rendered valued at $18,419. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

Listed below are the requirements set forth under Regulation D, Rule 504 and the facts, which support the availability of Rule 504 to this offering:

     Exemption

Offers and sales of securities that satisfy the conditions in paragraph (b) of this Rule 504 by an issuer that is not:

     o Subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

     o    An investment company; or

     o A development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, shall be exempt from the provision of section 5 of the Act under section 3(b) of the Act.

At the time of the offering, we were not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Further, we have never been considered to be an investment company. In addition, we have continuously pursued our specific business plan of developing and manufacturing optoelectronic products.

     Conditions to be met

            General Conditions - To qualify for exemption under this Rule 504, offers and sales must satisfy the terms and conditions of Rule 501 and Rule 502
(a), (c) and (d), except that the provisions of Rule 502 (c) and (d) will not apply to offers and sales of securities under this Rule 504 that are made:

1. In one or more states that provide for the registration of the securities that require the filing and delivery to investors of a prospectus before sale, and are made in accordance with those state provisions;

2. In one or more states that have no provision for the registration of the securities or the filing or delivery of a disclosure document before sale, if the securities have been registered in at least one state that provides for such registration, public filing and delivery before sale, offers and sales are made in that state in accordance with such provisions, and the disclosure document is delivered before sale to all purchasers; or

3. Exclusively according to state law exemptions from registration that permit general solicitation and general advertising so long as sales are made only to accredited investors as defined in Rule 501(a).

On August 21, 2000, we were issued a notice of effectiveness by the State of Nevada, in response to our application for registration by qualification in that state. The application for registration by qualification was filed in accordance with the provisions of NRS 90.490, which requires the public filing and delivery to investors of a disclosure document before sale.

On October 31, 2000, we were issued a notice of effectiveness by the State of Arkansas, in response to our application for registration by qualification in that state. The application for registration by qualification was filed pursuant to Arkansas Code Ann. Section 23-42-503(b) and Rule 503.01(B)(1) of the Rules of the Commissioner, which requires the public filing and delivery to investors of a disclosure document before sale. This offering was conducted exclusively in the states of Nevada and Arkansas.

Proceeds of the Offering - The aggregate offering price for an offering of securities under this Rule 504, as defined in Rule 501(c), shall not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before the start of and during the offering of securities under this Rule 504, in reliance on any exemption under section 3(b), or in violation of section 5(a) of the Securities Act. The aggregate offering price was $345,000, of which $96,026 was sold.

In January 2001, holders of the Company's convertible notes payable elected to convert $104,817 of debt in exchange for 698,782 shares of the Company's $0.001 par value common stock in accordance with Section 4(2) of the Securities Act.

In September 2001, we issued 136,000 shares of our $0.001 par value common stock in exchange for cash of $13,750. The shares were issued in accordance with
Section 4(2) of the Securities Act.

On October 18, 2001, the Company entered into a loan agreement with OneCap, Inc. in which it borrowed $170,000 for the purpose of financing for tooling, circuitry and registration costs for public listing of the Company's stock. The term of the loan is for one year and the interest rate is 13% per annum. Under the terms of the agreement, the Company issued a promissory note secured by assets of the Company and founders stock which were placed into an escrow account. The Company also issued OneCap a warrant to purchase 500,000 shares of its $0.001 par value common stock at par. On December 31, 2002, the company extended the loan repayment period to June , 2003 and the interest rate was increased to 18% per annum payable monthly . The company also incurred $ 25,000 loan extension charges which were charged to interest expenses and the loan was increased to $ 195,000.

On October 18, 2001, the Company entered into a loan agreement with OneCap, Inc. in which it borrowed $170,000 for the purpose of financing for tooling, circuitry and registration costs for public listing of the Company's stock. The term of the loan is for one year and the interest rate is 13% per annum. Under the terms of the agreement, the Company issued a promissory note secured by assets of the Company and founders stock which were placed into an escrow account. The Company also issued OneCap a warrant to purchase 500,000 shares of its $0.001 par value common stock at par.

During November 2001, officers of the Company elected to exercise their options to purchase 350,000 shares of its $0.001 par value common stock for cash of $350.

During the year ended December 31, 2001, certain warrant holders elected to convert their warrants to 636,000 shares of the Company's $0.001 par value common stock for cash of $14,250.

In December 2001, the Company issued 151,648 shares of its $0.001 par value common stock in exchange for convertible debentures in the amount of $75,824. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

On May 29, 2002, the Company issued 70,000 shares of its $0.001 par value common stock to an individual for services rendered valued at $49,000. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

During November 2002, the company issued 150,000 shares of its common stock in exchange for services totaling $ 37,500. The stock issued was valued at $ 0.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December 2002, the company issued 256,000 shares of common stock for cash $ 64,000 in connection with a private placement memorandum, net of costs.

On March 15, 2003, the Company issued 300,000 shares of common stock as a commitment fee pursuant to an equity line of credit to Cornell Capital Partners, L.P. and 13,333 shares of common stock to Westrock Advisors pursuant to a placement agent agreement.

On May 20, 2003, the Company issued 196,120 shares of common stock @ $0.25 per share to Robrady Design to convert note payable $49,030, including interest and principal.

On June 10, 2003, Mark D. Schmidt was issued 200,000 shares @ $0.25 in connection with the terms and conditions of his employment agreement with the Company.

On September 22,2003, the Company issued 450,000 shares of common stock @ $0.20 per share Capital Funding Solutions, Inc. as collateral pursuant to a factoring agreement.


There have been no other issuances of common or preferred stock.


ITEM 27. INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION


3.a      [1]      Articles of Incorporation of Cyberlux Corporation
                  filed May 17, 2000.

3.1a        *     Certificate of Amendment of Articles of Incorporation
                  filed April 3, 2003

3.b      |1]      Bylaws of Cyberlux Corporation

5.1               Opinion re: Legality

10.a     [1]      SCCS Proprietary Product Manufacturing Agreement

10.b     [1]      Donald F. Evans Employment Agreement

10.c     [1]      Alan H. Ninneman Employment Agreement

10.d     [1]      John W. Ringo Employment Agreement

10.1     *        Donald F. Evans Amended Employment Agreement

10.2     *        Alan H. Ninneman Amended Employment Agreement

10.3     *        John W. Ringo Amended Employment Agreement

10.4     *        David D. Downing Employment Agreement

10.e     [1]      Hynes, Inc. Agreement

10.f     [1]      Robrady Agreement

10.g     [1]      TKJ, Inc. Agreement

10.h     [1]      ICT, Inc. Agreement

10.i     [1]      Research Econometrics Agreement


10.10     *        Mark D. Schmidt Employment Agreement

23.1              Consent of John W. Ringo (included in
                  Exhibit 5.1)

23.2              Consent of Russell Bedford Stefanou Mirchandani, LLP




(* Previously filed and incorporated by reference)

[1] Incorporated by reference to the Company's Registration Statement filed on Form 10-SB filed December 2001

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Pinehurst, North Carolina on 0ctober 24, 2003.

CYBERLUX CORPORATION.

By: /s/ Donald F. Evans
--------------------------------------
Donald F. Evans
Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Donald F. Evans
--------------------------------------
Donald F. Evans, Chief Executive Officer, President and Chairman of the Board

Date: October 24, 2003

By: /s/ Mark D. Schmidt
---------------------------------------
Mark D. Schmidt, Chief Operating Officer and Executive Vice President

Date: October 24, 2003

By:  /s/ John W. Ringo
--------------------------------------
John W. Ringo, Secretary, Corporate Counsel and Director

Date: October 24, 2003

By:  /s/ Alan H. Ninneman
--------------------------------------
Alan H. Ninneman, Senior Vice President and Director

Date  October 24, 2003

By:  /s/ David D. Downing
--------------------------------------
David D. Downing, Treasurer and Chief Financial Officer



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